Exhibit 10.15

LEASE AGREEMENT

BETWEEN

WITMAN PROPERTIES, L.L.C.,

a New Jersey limited liability company

and

ALEXANDER ROAD AT DAVANNE, L.L.C.,

a New Jersey limited liability company

as Tenants in Common,

AS LANDLORD

-AND-

UROGEN PHARMA, INC.,

a Delaware corporation

AS TENANT

PREMISES:	400 Alexander Road
West Windsor, New Jersey

DATED:October 31, 2019

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THIS LEASE AGREEMENT (this “Lease”), dated as of October 31, 2019, is made by and between WITMAN PROPERTIES, L.L.C., a New Jersey limited liability company and ALEXANDER ROAD AT DAVANNE, L.L.C., a New Jersey limited liability company, as Tenants in Common, having offices at c/o Woodmont Properties, 100 Passaic Avenue, Suite 240, Fairfield, New Jersey 07004 (collectively, “Landlord”), and UROGEN PHARMA, INC., a Delaware corporation having its principal office located at 499 Park Avenue, Suite 1200, New York, NY 10022 (“Tenant”). Landlord and Tenant may be referred to collectively in the Lease as the “Parties”, or each may be referred to singularly as a “Party”.

PREAMBLE:

BASIC LEASE PROVISIONS AND DEFINITIONS

In addition to other terms elsewhere defined in this Lease, the following terms whenever used in this Lease shall have the meanings set forth in this section, unless such meanings are expressly modified, limited or expanded elsewhere herein.

“Actual Delivery Date” shall be the date upon which Landlord delivers the Premises to Tenant in Delivery Condition.

“Additional Rent” shall mean all sums in addition to Fixed Base Rent payable by Tenant to Landlord pursuant to the provisions of this Lease.

“Base Building Work” is not applicable.  Tenant is talking the Demised Premises as-is and Landlord is not obligated to make any improvements, changes, installations, alterations, repairs or replacements to the Premises, Building or Property, either to put Tenant in possession of the Premises or to permit Tenant to open for business, except as expressly set forth in Section 3.01 and elsewhere in this Lease.

“Broker” shall mean JLL and CBRE, Inc.

“Building” shall mean the building more commonly known as 400 Alexander Road, West Windsor, New Jersey 08540.

“Building Hours” shall be Monday through Friday, 8:00 A.M. to 6:00 P.M., but excluding the following Building holidays:  President’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and the day immediately following Thanksgiving Day, Christmas Day, New Year’s Day; Monday before or Friday after if Christmas Day, New Year’s Day or Independence Day falls on Tuesday or Thursday; and Monday after or Friday before if Christmas Day, New Year’s Day or Independence Day falls on Saturday or Sunday.  Common area lighting in the Building and Land shall be maintained for such additional hours as, in Landlord’s sole judgment, is necessary or desirable to insure proper operation of the Building and Land.

“Commencement Date” shall be the earlier of the date (i) that is twenty-one (21) days after the Actual Delivery Date (which may be extended as hereinafter set forth), or (ii) such earlier date that Tenant first conducts its business within the Demised Premises. In the event, despite diligent efforts, Tenant is unable to obtain internet/data services to the Demised Premises within twenty one (21) days after the Effective Date, upon at least two (2) days prior notice to Landlord,

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the foregoing 21-day period may be extended until such time as Tenant obtains internet/data services for the Demised Premises, provided, however, such extension shall in no event exceed seven (7) days.

“Delivery Condition” shall mean the Premises shall be delivered in “as is” “where is” condition; Landlord shall not be required to perform any work to place Tenant in occupancy of the Premises except as specifically set forth in Section 3.01.

“Demised Premises” or “Premises” shall be deemed to be 20,913 rentable square feet; the usable square footage is deemed to be 18,301 square feet, and shall consist of usable square footage of the entire fourth (4th) floor of the Building, as depicted in Exhibit A.

“Exhibits” shall be the following, which are attached to this Lease and incorporated herein and made a part hereof:

Exhibit ADemised Premises

Exhibit BCleaning and Maintenance Specifications

Exhibit CRules and Regulations

Exhibit DReserved

Exhibit EFurniture

Exhibit FTenant’s Initial Improvements

Exhibit GCertificate of Occupancy for the Building

Exhibit HForm of SNDA

Exhibit IForm of Letter of Credit

Exhibit JLEED Core & Shell Tenant Lease Requirements

Exhibit KHVAC Zones

“Fair Market Value” shall be determined in accordance with Section 43.04.

“Fixed Base Rent” shall mean annual base rent for the Term payable as follows:

LEASE YEAR	MONTHLY	ANNUALIZED RENTAL RATE	ANNUAL RATE PER SQUARE FOOT
Year 1 Months 1-4 Months 5-12	$22,420.48 $44,840.96	$269,045.75 $538,091.49	$12.87 $25.73
Year 2	$46,078.31	$552,939.72	$26.44
Year 3*	$46,949.69	$563,396.22	$26.94

*Lease Year 3 shall consist of fourteen (14) months.

“Land” shall mean Lot 4.01, Block 6.07 as shown on the Tax Map of West Windsor, New Jersey, upon which the Building and its parking areas are located.

“Lease Year” shall mean the period beginning on the Rent Commencement Date and ending on the day immediately preceding the first (1st) anniversary of the Rent Commencement Date, or if the Rent Commencement Date shall occur other than on the first day of the month, then the period beginning on the Rent Commencement Date and ending on the last day of the month in which the first (1st) anniversary of the Rent Commencement Date occurs, and each succeeding period of twelve (12) consecutive calendar months during the Term, provided, however, that Lease Year 3 shall consist of fourteen (14) months.

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“Permitted Transfer” shall have the meaning set forth in Section 8.03.

“Permitted Use” shall be executive and general office use by Tenant and “Desk Sharing Parties” (as defined in Section 2.04) and uses incidental and ancillary thereto; and, subject to Landlord’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed, for any other lawful purpose.

“Prime Rate” shall mean the prime rate as published in the Wall Street Journal.

“Property” shall collectively refer to the Land and the Building.

“Rent” shall have the meaning set forth in Section 1.04.

“Rent Commencement Date” shall be the Commencement Date, and it shall be the date when Tenant’s obligation to pay Fixed Base Rent shall commence.

“Security Deposit” shall mean a letter of credit in the amount of One Hundred Thousand Dollars and XX/100 Dollars ($100,000.00).

“Substantially Complete”, “Substantial Completion”, or words of similar import, shall mean the substantial completion, as evidenced by the issuance of a temporary certificate of occupancy, of the Base Building Work in accordance with Article 3 or the Tenant Improvements in accordance with Article 4, as the case may be, it being agreed that the Base Building Work and/or the Tenant Improvements, as the case may be, shall be deemed substantially complete notwithstanding the fact that minor or insubstantial details of construction or demolition and/or mechanical adjustment and/or decorative items (collectively, “Punch List Items”) remain to be performed, provided the non-completion of the Punch List Items does not materially interfere with Tenant’s use of the Premises for the operation of its business.

“Tenant Improvements” shall have the meaning set forth in Section 4.01.

“Tenant’s Percentage” shall mean, and is stipulated by the Parties to be, 29.32%.

“Term” shall mean the term of this Lease, which is three (3) years and two (2) months in duration, and which runs from the Commencement Date forward, together with the number of days, if any, which are needed to have the Lease expire on the last day of a calendar month, unless extended pursuant to any Renewal Option (as later defined) contained herein.  If Tenant exercises any applicable Renewal Option pursuant to Article 43, then the Term shall automatically be extended to include the applicable Renewal Period(s).

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WITNESSETH:

ARTICLE 1

DEMISED PREMISES; TERM; RENT

1.01.In consideration of the terms, conditions, and agreements set forth in this Lease, and for good and valuable consideration the sufficiency of which are hereby acknowledged, Landlord hereby agrees to lease to Tenant, and Tenant hereby hires from Landlord, the Demised Premises, for the Term, for the rents hereinafter reserved and upon and subject to the terms, conditions (including limitations, restrictions and reservations) and covenants hereinafter provided.  Each Party hereby expressly covenants and agrees to observe and perform all of the conditions and covenants herein contained on its part to be observed and performed.

1.02.Landlord and Tenant have mutually agreed and stipulated that the Demised Premises leased hereunder has a rentable area of 20,913 square feet.  Said Premises, together with all fixtures and equipment, including Landlord’s Furniture (as defined in Article 42), which at the commencement or during the term of this Lease are thereto attached (except items not deemed to be included therein and removable by Tenant as provided in Article 13), shall constitute the “Demised Premises”.

1.03.The term of this Lease, for which the Demised Premises are hereby leased, shall commence on the Commencement Date and, subject to Tenant’s renewal rights as set forth herein, shall end at 5:00 P.M. on the last day of the calendar month in which occurs the date that is three (3) years and two (2) months after the Commencement Date, which ending date is hereinafter called the “Expiration Date”, or shall end on such earlier date upon which said Term may expire or be canceled or terminated pursuant to any of the provisions of this Lease or pursuant to law.  Promptly following the Commencement Date, Landlord and Tenant shall execute a confirmation, in form and substance reasonably satisfactory to both parties, confirming the Commencement Date, the Rent Commencement Date and the Expiration Date; provided, however, failure to execute and deliver such confirmation shall not affect the validity of the Commencement Date, the Rent Commencement Date or the Expiration Date as herein set forth.

1.04.The rents reserved under this Lease (collectively the “Rent”), for the Term thereof, shall be and consist of:

(a)Fixed Base Rent in the amounts set forth in the Preamble, which shall be payable in monthly installments, as above described, on the first day of each and every calendar month during the Term commencing on the Rent Commencement Date (except as otherwise set forth in Section 1.06); and

(b)Additional Rent consisting of all such other sums of money as shall become due from and payable by Tenant to Landlord hereunder (for default in payment of which Landlord shall have the same remedies as for a default in payment of fixed rent), all to be paid to Landlord at its office, or such other place, or to such agent at such place, as Landlord may designate by notice to Tenant, in lawful money of the United States of America.

1.05.Tenant shall pay the Fixed Base Rent and Additional Rent as herein reserved promptly as and when the same shall become due and payable, pursuant to the terms and conditions of this Lease, without further demand therefor, and without any rights of abatement, deduction, counterclaim or setoff whatsoever except as otherwise expressly set forth herein.

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1.06.Notwithstanding anything herein to the contrary, Tenant shall pay upon the execution and delivery of this Lease an amount equal to the sum of (i) the Security Deposit and (ii) the first month’s Fixed Base Rent.  If the Rent Commencement Date is on the first day of a month, such payment of Fixed Base Rent shall be credited against the first full monthly installment of Fixed Base Rent due and payable under this Lease.  If the Rent Commencement Date is not on the first day of a month, then on the Rent Commencement Date, Tenant shall pay prorated Fixed Based Rent for the period from the Rent Commencement Date through the last day of such month (both dates inclusive) and the payment of Fixed Base Rent made by Tenant upon the execution and delivery of this Lease shall be credited toward Fixed Base Rent for the next succeeding calendar month.

1.07.Any payment of Rent, including monthly Fixed Base Rent or any portion thereof, and any Additional Rent, which is not received within five (5) days after it is due (any such period to be referred to as a “Grace Period”), will be subject to a late charge equal to five percent (5%) of the unpaid amount.  However, not more than once in each calendar year, if applicable, Tenant may have an additional five (5) business day period after the Grace Period (any such additional period to be referred to as a “Second Grace Period”) before any late payment of Rent is subject to the late charge in the preceding sentence.  The late charge, if assessed, will be compensation for Landlord’s additional cost of processing late payments.  In addition, any Rent which is not paid within thirty (30) days after it is due, including monthly Fixed Base Rent, will accrue interest at a rate equal to the Prime Rate as defined herein plus five percent (5%) per annum, from the date on which it was due until the date on which it is paid in full with accrued interest.  If Tenant is in default of this Lease for failure to pay Rent, in addition to the late charges and interest set forth above, Tenant shall be charged with and responsible for payment of all reasonable attorney fees incurred by Landlord in connection with the collection of all sums due Landlord.

ARTICLE 2

USE

2.01.Tenant shall use and occupy the Demised Premises for the Permitted Use and for no other purpose.

2.02.Tenant shall not at any time use or occupy, or do or permit anything to be done in the Demised Premises, in violation of any law, ordinance or regulation governing the use and occupation of the Demised Premises or the Building.

2.03.In no event shall the population density in the Demised Premises exceed one (1) person for every two hundred (200) rentable square feet, or such lesser amount as may be required by the certificate of occupancy for the Building.  Landlord represents that the Certificate of Occupancy annexed hereto as Exhibit G has not been amended, and Landlord agrees that it will not seek to amend or modify the Certificate of Occupancy in any way that will affect Tenant’s use and occupancy of the Demised Premises.

2.04.The Demised Premises may be used by third parties associated with Tenant’s business (individually a “Desk Sharing Party”, and collectively, “Desk Sharing Parties”) on a temporary basis, upon the following express conditions, unless otherwise agreed to in writing, by

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Landlord: (i) Desk Sharing Parties, in the aggregate, may not occupy more than three thousand (3,000) usable square feet of the Demised Premises; (ii) any such Desk Sharing Party shall not have any rights under this Lease except to occupy space in the Demised Premises, nor shall such occupancy create a landlord-tenant relationship or any privity with the Landlord, and any such Desk Sharing Party shall have no right, title or interest in or to the Demised Premises; (iii) Tenant continues to actively conduct its business in the Demised Premises; (iv) there shall be no separate identification of any Desk Sharing Party on any Demised Premises or Building signage; (v) there shall be no construction or other alterations to the Demised Premises to separate space within the Demised Premises for a Desk Sharing Party (i.e. the Demised Premises shall not be reconfigured to appear to have separate premises within the Demised Premises); (vi) any such arrangement with a Desk Sharing Party will terminate automatically upon the termination of this Lease; (vii) Tenant shall receive no rent or other payment or consideration for the use or occupancy of any space in the Demised Premises by any Desk Sharing Party (other than for reasonable charges for office, clerical, secretarial, messenger and similar services), and (viii) such desk sharing arrangement is for a valid business purpose and not to circumvent the provisions of this Lease, including, without limitation, Article 8. Any Desk Sharing Party use or occupancy agreement is subject and subordinate to this Lease and all matters to which this Lease is subject and subordinate. In connection with such Desk Sharing Party, Tenant will provide Landlord with a copy of a written agreement, (if any), with such Desk Sharing Party and the names and contact information for any such Desk Sharing Party. Tenant hereby indemnifies and holds Landlord harmless hereunder from any and all liabilities, expenses or costs of any nature whatsoever to Landlord arising in any manner out of or in connection with the Desk Sharing Party’s use of, or presence in, the Demised Premises.

ARTICLE 3

LANDLORD WORK

3.01.Tenant agrees that it is accepting the Premises in “as is” condition without any improvements and/or alterations by Landlord except as provided for in this Lease Tenant acknowledges and agrees that neither Landlord nor any employee, agent or representative of Landlord has made any express or implied representations or warranties with respect to the physical condition of the Premises, the fitness or quality thereof or any other matter or thing whatsoever with respect to the Premises or any portion thereof, and that Tenant is not relying upon any such representation or warranty in entering into this Lease. Unless specifically stated otherwise in this Lease, Landlord shall be deemed to have tendered possession of the Premises to Tenant upon the mutual execution and delivery of this Lease. Notwithstanding anything herein to the contrary, Landlord shall, prior to the Commencement Date: (i) furnish the furniture identified on Exhibit E, and (ii) repair roof leaks, if any.

ARTICLE 4

TENANT IMPROVEMENTS

4.01.Tenant shall perform all construction, improvements, additions, modifications, decorations and alterations that may be proposed or undertaken by or for the account of Tenant to prepare, equip, decorate and furnish the Premises for Tenant's initial and/or continued use and

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occupancy (“Alterations”). All Alterations shall be in conformity with the standards of quality of construction, tenant occupancy of the Building and the overall aesthetic of the Building as determined by Landlord.

4.02. All maintenance and repair, and any Alterations, performed by, on behalf of or for the account of Tenant, shall comply with the following:

(a)Any Alterations require Landlord’s prior written consent.  Notwithstanding the foregoing, Landlord’s consent shall not be required for any Alterations comply with all three of the following criteria: the Alterations (i) are not Major Work (as hereinafter defined), (ii) do not cost, in the aggregate, more than Twenty Five Thousand Dollars ($25,000.00), and (iii) do not require a building permit.  Landlord agrees not to unreasonably withhold, condition or delay, its consent to Alterations with the exception of Alterations which are Major Work for which Landlord may withhold its consent in its sole and absolute discretion.

(b)Any Alterations or repair or maintenance performed by or on behalf of Tenant must not, individually or in the aggregate, lessen the value of the Building or Property or adversely affect the usefulness of the Building or Property as a first-class office building;

(c)All Major Work shall be performed by contractors, engineers and/or architects approved by Landlord, such approval not to be unreasonably withheld, conditioned or delayed.

(d)Tenant shall, in advance, deliver to Landlord the name and address of Tenant's contractors, subcontractors, material suppliers and laborers, and a breakdown of the aggregate total cost of the Alterations repairs or maintenance, together with a certificate of insurance for such contractors, subcontractors, material suppliers and laborers. All of Tenant’s contractors, whether retained under this section or as contemplated elsewhere in the Lease, shall carry and maintain insurance in such minimum amounts and types of coverage as Landlord may reasonably require, naming Landlord and Landlord’s agents as additional insureds. Tenant’s contractors shall deliver current certificates of insurance to Landlord prior to performance of any work at the Premises.

(e)Tenant shall, within twenty (20) days after completion of any Alterations, repairs or maintenance, provide original, fully executed final lien waivers in a form reasonably acceptable to Landlord and suitable for recording purposes, from each contractor, subcontractor, material supplier and laborer that perform Alterations, repairs or maintenance at the Premises and whose invoices exceed Ten Thousand Dollars ($10,000.00) in the aggregate.

(f)Tenant shall perform, or cause to be performed, all Alterations, repair and maintenance with diligence, using only new, first class materials and supplies, in a good and workmanlike manner in accordance with plans approved by Landlord and in accordance with all laws, codes, statues, requirements or other directive of any governmental or quasi-governmental authority and any and all approvals, permits, licenses or consents required by any ordinance, law or public regulations or by any authority having jurisdiction. Tenant warrants that all Alterations, when completed, will comply with all applicable laws.

(g)“Major Work” means any Alteration (i) affecting, altering, interfering with or disrupting any electrical, mechanical, plumbing or other system of the Building or Property; (ii) affecting the outside appearance, the façade, the roof, the foundation, the ingress to or the egress

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from the Demised Premises; or (iii) of any structural element of the Building or Premises, including load bearing walls.

(h)Landlord shall have the option of requiring Tenant remove any Alterations other than Tenant’s Initial Improvements (as hereinafter defined) prior to expiration of the Term upon notice given to Tenant at least sixty (60) days prior to the expiration of the Term, provided that Landlord had previously notified Tenant that it would require such removal at the time Landlord first approved such Alterations, and further provided that under no circumstance shall Tenant be required to remove any data cabling, conduit and related equipment, whether located in the ceilings, floors and/or walls, or to remove or replace any floor or wall finishes.  In the event Landlord requires Tenant to remove any or all of its Alterations, Tenant shall restore the area so affected by the removal of the Alterations and repair any damage caused by the removal.

(i)Tenant shall pay to Landlord a construction supervision and management fee (the “Landlord’s Supervision Fee”) in an amount (i) equal to the product of two percent (2%) of the aggregate costs of Tenant’s Alterations; plus (ii) the out of pocket costs, if any, incurred by Landlord in connection with Tenant’s Alterations. Notwithstanding the foregoing, Landlord’s Supervision Fee shall not be applicable for Tenant’s Initial Improvements (as hereinafter defined).

4.03. Landlord hereby acknowledges that following the Commencement Date Tenant intends to modify the entry to the Demised Premises in order to create a reception area, as generally shown on Exhibit F annexed hereto (“Tenant’s Initial Improvements”).  Subject to Tenant complying with all of the requirements of this Article 4, Landlord hereby approves Tenant’s Initial Improvements.

4.04 The Building has been registered to qualify for Leadership in Energy and Environmental Design (“LEED”) Core & Shell status as established by the U.S. Green Council based on the LEED Core & Shell standards in effect as of the date of such registration. Any Tenant work, including Tenant’s Initial Improvements and Alterations, shall comply with the standards necessary to maintain the applicable LEED Core & Shell certification of the Building, as further set forth in Exhibit J to this Lease.

ARTICLE 5

ADDITIONAL RENT

5.01.For the purpose of Sections 5.01 through 5.03:

(a)“Taxes” shall mean real estate taxes, and assessments, general or special, ordinary or extraordinary, foreseen or unforeseen (including lease taxes) assessed or imposed upon the Property, plus the reasonable expenses of any contests (administrative or otherwise) of tax assessments or proceedings to reduce taxes, including attorneys’ and appraisers’ fees, incurred each calendar year during the Term (and any renewals or extensions thereof) including, without limit, the first calendar year during which the Term of this Lease shall have commenced. However, if at any time during the term of this Lease the method of taxation prevailing at the date of this Lease shall be altered so that in lieu of, or as an addition to, or as a substitute for any or all of the above there shall be assessed, levied or imposed (i) a tax, assessment, levy, imposition or charge

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based on the income or rents received therefrom whether or not wholly or partially as a capital levy or otherwise; or (ii) a tax, assessment, levy, imposition or charge measured by or based in whole or in part upon all or any part of the Land and/or Building and imposed upon Landlord; or (iii) a license fee measured by the rents; or (iv) any other tax, assessment, levy, imposition, charge or license fee however described or imposed, then all such taxes, assessments, levies, impositions, charges or license fees or the part thereof so measured or based shall be deemed to be included in the definition of “Taxes.”

(b)“Base Taxes” shall mean the final real estate taxes imposed upon the Land and Building for the calendar year 2019.

(c)“Tax Year” shall mean each calendar year for which Taxes are levied by any governmental authority.

(d)“Operating Year” shall mean each calendar year commencing with calendar year 2020.

(e)“Tenant’s Proportionate Share of Increase” shall mean Tenant’s Percentage multiplied by the increase in Taxes in any Operating Year in excess of the Base Taxes, subject to the “Tax Cap”, as hereafter defined.

(f)“Tenant’s Projected Share of Increase” shall mean Tenant’s Proportionate Share of Increase in Taxes as reasonably estimated by Landlord for the ensuing Operating Year divided by twelve (12) and payable monthly by Tenant to Landlord as Additional Rent.

5.02.Commencing on the one (1) year anniversary of the Commencement Date, and thereafter, upon each successive Operating Year, Tenant shall pay to Landlord as Additional Rent for the then Operating Year, Tenant’s Projected Share of Increase in Taxes in equal monthly installments; provided, however, that Tenant shall not be required to pay Tenant’s Projected Share of Increase for any period prior to the first (1st) anniversary of the Commencement Date.

5.03.Within one hundred fifty (150) days after the expiration of each Operating Year, Landlord shall furnish to Tenant a written statement of the Taxes incurred for each such Operating Year as well as Tenant’s Proportionate Share of Increase, if any.  If the statement furnished by Landlord to Tenant pursuant to this Section shall indicate that Tenant’s Projected Share of Increase exceeded Tenant’s Proportionate Share of Increase, then Landlord shall either forthwith pay the amount of such excess directly to Tenant concurrently with the statement, or shall credit the same against Tenant’s next owed monthly installment of rent within ten days thereafter.  If such statement furnished by Landlord to Tenant shall indicate that the Tenant’s Proportionate Share of Increase exceeded Tenant’s Projected Share of Increase for the then Operating Year, Tenant shall then pay the amount of such excess to Landlord within thirty (30) days; provided, however, that Tenant shall not be required to pay Tenant’s Proportionate Share of Increase for any period prior to the first (1st) anniversary of the Commencement Date.  If Landlord has not provided Tenant a written statement for Tenant’s Projected Share of Increase as of the commencement of any Operating Year, Tenant shall be obligated to continue to pay Additional Rent each month at the same rate as reflected in the previous Operating Year’s estimate furnished by Landlord until such

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time as Landlord has sent the statement for the current Operating Year, whereupon appropriate adjustments will be made.

Notwithstanding the foregoing, in the event Taxes increase by more than three percent (3%) from the Base Taxes to the first Operating Year, Tenant's Proportionate Share of Increase in Taxes shall be calculated as though the increase in Taxes for the first Operating Year is three percent (3%). Thereafter, Tenant's Proportionate Share of Increase in Taxes shall not exceed three percent (3%) per Operating Year on a cumulative basis for the Term of the Lease (the “Tax Cap”).

5.04.As used in Sections 5.04 through 5.06:

(a)“Operating Expenses” shall mean the actual expenses and costs incurred by Landlord in connection with the operating and maintaining the Property (including without limit, all improvements thereto) during each Operating Year.  Such expenses shall include by way of example and not by way of limitation: (i) salaries, wages, medical, surgical and general welfare benefits, (including group life insurance) and pension payments of employees of Landlord engaged in the operation and maintenance of the Building; (ii) social security, unemployment, and payroll taxes, workers’ compensation, disability coverage, uniforms, and dry cleaning for the employees referred to in Subsection (i); (iii) the cost for the Building and common areas of all charges for oil, gas, electricity (including, but not limited to, fuel cost adjustments), steam, heat, ventilation, air-conditioning, heating, and water, including any taxes on any such utilities, but excluding from Operating Expenses the Landlord’s cost, including taxes thereon, of electric energy, other than for heating and air-conditioning, furnished to the Demised Premises (which electric energy so furnished shall be paid for by Tenant pursuant to the provisions of Article 15 hereof); (iv) the cost of all premiums and charges for insurance for the Building and Land, including but not limited to: rent loss/rental income, casualty, liability, fidelity and war risk (if obtainable from the United States Government); (v) the cost of all building and cleaning supplies for the Building and common areas and charges for telephone and data service for the Building; (vi) the cost of all charges for management fees (but not to exceed 3% of Landlord’s gross rents from the Building), window cleaning, security services, if any, and janitorial services, and any independent contractor performing work servicing or maintaining the Property; (vii) legal and accounting services and other professional fees and disbursements incurred in connection with the operation and management of the Land and Building (other than as related to new leases, enforcing Landlord’s rights under existing leases, or sales of the Building); (viii) general maintenance of the Building and Land, including but not limited to, the cost of maintaining, repairing or  replacing the landscaping, sidewalks, driveways and other improvements and facilities serving the Building; (ix) maintenance of the common areas, including sums payable to the Alexander Park Master Association, Inc., a New Jersey non-profit corporation, its successors and assigns (the “Association”), pursuant to that certain Master Declaration of Covenants, Conditions and Restrictions for the Alexander Park Master Association, Inc., Alexander Park Office Development recorded in Deed Book 2345 at Page 753, amended as set forth in Deed Book 2436 at Page 376, Deed Book 3438 at Page 173, and Deed Book 3450 at Page 1 (as heretofore and hereafter amended, the “DCR”); and (x) the cost of capital expenditures, including the purchase of any item of capital equipment or the leasing of capital equipment, which (X) have the effect of reducing the expenses which would otherwise be included in Operating Expenses (provided the amount included in Operating Expenses in any Operating Year shall not exceed an amount equal to the savings reasonably anticipated to result from the installation and operation of such improvement), and/or

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(Y) are required by applicable law enacted after the date of this Lease, which costs shall be included in Operating Expenses for the Operating Year in which the costs are incurred and subsequent Operating Years amortized on a straight-line basis over the useful life of the capital item (as determined in accordance with GAAP), with an annual interest factor equal to the Prime Rate at the time of Landlord’s having made such expenditure plus three percent (3%).  The amount included in Operating Expenses in any Operating Year (until such improvement has been fully amortized) shall be equal to the annual amortized amount.  If Landlord shall have leased any such items of capital equipment designed to result in savings or reductions in Operating Costs, then the rental and other costs paid pursuant to such leasing shall be included in Operating Costs for the Operating Year in which they shall have been incurred.

For purposes of Operating Expenses the Base Year shall be adjusted to reflect a ninety-five percent (95%) occupied Building and shall be inclusive of all Operating Expense line items reasonably anticipated in the Building during the twelve (12) month period following the Commencement Date.

(b)Exclusions from Operating Expenses. Notwithstanding the foregoing, the following costs and expenses shall not be included in Operating Expenses:

(1)Refinancing costs, and interest and principal payments on mortgage or any other debt;

(2)ground rental payments;

(3)Landlord’s gross receipts taxes, personal corporate income taxes, inheritance and estate taxes, franchise, gift and transfer taxes, charges, fees or assessments related to or resulting from any changes of ownership of the building;

(4)the cost of capital improvements/expenditures (unless treated as provided above in Section 5.04(a));

(5)the costs of painting or decorating (other than public areas), the costs of alterations to the Premises or the premises of other tenants of the Building, or the cost of any work furnished by Landlord without charge as an inducement for a tenant to lease space (i.e., free rent, improvement allowances);

(6)a property management fee in excess of three (3%) percent of the gross rental proceeds;

(7)depreciation of the Building;

(8)expenses, including rent, associated with maintaining a leasing or marketing office;

(9)salaries and other compensation of executive officers of the Landlord or Managing Agent senior to the individual Building manager;

(10)income or franchise taxes or other such taxes imposed or measured by the income of the Landlord from the operation of the Building;

(11)the cost of constructing and/or installing any special service or facility such as an observatory, broadcasting facility, luncheon club, athletic or  recreational club, cafeteria or dining facility;

(12)the costs associated with utilities, services or amenities not available to all tenants or provided to any tenant to a materially greater extent or more favorable manner than generally provided to other tenants;

(13)the costs of correcting latent defects and defects in construction or renovation of the Building or its systems;

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(14)the costs (including fines and penalties) to comply with laws such as ADA and environmental laws including, without limitation, laws relating to the phase-out of so-called "Freon" as a coolant;

(15)the cost of any work performed or service provided to the extent fees or other compensation are received;

(16)payments for rental items, the cost of which would constitute a capital expenditure if such equipment were purchased (unless treated as provided above in Section 5.04(a));

(17)legal, space planning, construction and other expenses incurred in connection with tenant leases including, without limitation, negotiations with prospective tenants and enforcing provisions of this lease or other leases in the Building;

(18)costs for sculptures, paintings and other objects of art located in the interior or on the exterior of the Building or immediately adjacent thereto;

(19)any fees and expenses paid to an agent which is related to Landlord or any affiliate of Landlord to the extent such fees or expenses are in excess of the customary market amounts which would be paid in the absence of such a relationship;

(20)expenditures for repairs or maintenance which are covered by warranties, guarantees or service contracts;

(21)any expenditure for which the Landlord has been or is entitled to be reimbursed by third parties such as insurance companies or would have been compensated through proceeds of insurance had the Landlord maintained insurance customarily carried by similar lessors;

(22)the cost of any repairs, alterations, additions, changes, tools, equipment replacements and the like which under generally accepted accounting principles and practices are properly classified as capital expenditures (unless treated as provided above in Section 5.04(a));

(23)advertising, promotional and marketing expenses;

(24)real estate brokerage and leasing commissions;

(25)expenses in connection with repairs or other work occasioned by the exercise of the right of eminent domain;

(26)damages incurred due to the gross negligence of the Landlord;

(27)debt costs or the costs of financing or refinancing;

(28)the costs, fines or penalties incurred due to violations by the Landlord of any governmental rule or authority;

(29)expenses incurred by Landlord, if any, in connection with the operation, cleaning, repair, safety, management, security, maintenance or other services of any kind provided to any portions of the Building which are leased or designed to be used for retail, garage or storage purposes;

(30)any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord;

(31)Landlord's general partnership overhead not related to management of the Building;

(32)contributions to operating expense reserves;

(33)bad debt loss, rent loss or reserves for bad debt or rent loss;

(34)“Taxes”;

(35)Costs incurred in performing work or furnishing services for any tenant (including Tenant), whether at such tenant’s or Landlord’s expense, to the extent that such work or

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service is intended to benefit only one tenant or subset of tenants rather than the entire tenancy of the Building;

(36)The cost of electricity (for other than heating and air-conditioning) furnished to the Demised Premises or any other space leased or leasable to tenants as reasonably estimated by Landlord (common area utilities electricity is included in Operating Expenses);

(37)Salaries, wages, or other compensation or benefits paid to off-site employees of Landlord who are not assigned full-time to the operation, management, maintenance, or repair of the Building; provided however, Operating Expenses shall include a reasonably allocable portion of compensation paid to any employee of Landlord (or an affiliate of Landlord) at the level of building manager or below, whether onsite or offsite, who is assigned part-time to the operation, management, maintenance, or repair of the Property;

(38)Costs incurred in connection with disputes with tenants, other occupants, or prospective tenants, or costs and expenses incurred in connection with negotiations or disputes with employees, consultants, management agents, leasing agents, purchasers or mortgagees of the Building;

(39)Costs, fines, interest, penalties, legal fees or costs of litigation incurred due to the late payments of taxes, utility bills and other costs incurred as a result of Landlord's failure to make such payments when due;

(40)General overhead and general administrative expenses and accounting, record-keeping and clerical support of Landlord or the management agent, unless such services are provided by third-parties other than the Landlord, Landlord’s affiliates or the management agent.

(41)Increased insurance premiums caused by Landlord's or any other tenant's hazardous acts;

(42)Costs incurred to correct violations by Landlord of any law, rule, order or regulation which was in effect as of the date hereof;

(43)Costs arising from the presence of hazardous substances in or about or below the Land or the Building, including without limitation, hazardous substances in the groundwater or soil (unless introduced or caused by Tenant);

(44)Non-cash accounting items, such as deductions for depreciation and amortization of the Building and the Building’s equipment, interest on capital invested, bad debt losses, rent losses and reserves for such losses;

(45)Except for amenities provided to all tenants of the Building (i.e. fitness club), services provided and costs incurred in connection with the operation of retail or other ancillary operations owned, operated or subsidized by Landlord;

(46)Costs of overtime HVAC service whether provided to the Tenant or any other tenant of the Building (with the understanding that Tenant shall nevertheless be responsible for after hours HVAC as set forth in Section 16.01);

(47) Costs incurred by Landlord because a tenant violated or was alleged to have violated the terms of its lease;

(48)Costs incurred by Landlord for trustees’ fees or partnership or corporate organizational groups;

(49)Charitable or political contributions or trade association dues;

(50)Accounting and legal expenses, except if and to the extent that the same are directly related to operating the Building;

(51)Any entertainment, dining or travel expenses of Landlord for any purpose; or

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(52)“In-house” legal and/or accounting fees.

(c)“Operating Year” shall mean each calendar year commencing with calendar year 2020.

(d)“Base Year” shall mean calendar year 2019.

(e)“Tenant’s Proportionate Share of Increase” shall mean Tenant’s Percentage multiplied by the increase in Operating Expenses for the Operating Year over Operating Expenses for the Base Year.

(f)“Tenant’s Projected Share of Increase” shall mean Tenant’s Proportionate Share of Increase as reasonably estimated by Landlord for the ensuing Operating Year.  Tenant shall pay to Landlord in equal monthly installments together with its payment of fixed rent one-twelfth (1/12) of Tenant’s Projected Share of Increase as Additional Rent.

5.05.Commencing with the first Operating Year and thereafter, Tenant shall pay to Landlord as Additional Rent for the then Operating Year, Tenant’s Projected Share of Increase; provided, however, that Tenant shall not be required to pay Tenant’s Projected Share of Increase for any period prior to the first (1st) anniversary of the Commencement Date.

5.06.After the expiration of the first Operating Year and after the expiration of each Operating Year thereafter, Landlord shall furnish to Tenant a reasonably detailed statement of the Operating Expenses incurred for such Operating Year which statement shall set forth Tenant’s Proportionate Share of Increase, if any.  If the statement furnished by Landlord to Tenant, pursuant to this Section, at the end of the then Operating Year shall indicate that Tenant’s Projected Share of Increase exceeded Tenant’s Proportionate Share of Increase, Landlord shall either forthwith pay the amount of excess directly to Tenant concurrently with the statement or credit same against Tenant’s next monthly installment of rent within thirty (30) days.  If such statement furnished by Landlord to Tenant hereunder shall indicate that the Tenant’s Proportionate Share of Increase exceeded Tenant’s Projected Share of Increase for the then Operating Year, Tenant shall forthwith pay the amount of such excess to Landlord within thirty (30) days.  If Landlord has not provided Tenant a written statement for Tenant’s Projected Share of Increase as of the commencement of any Operating Year, Tenant shall be obligated to continue to pay as Additional Rent each month at the same rate as reflected in the previous estimate furnished by Landlord until such time as Landlord has sent the statement whereupon appropriate adjustments will be made.

Notwithstanding the foregoing, Tenant's contribution towards Landlord's Controllable Operating Expenses (as that term is defined below) shall not be increased by more than five percent (5%) per calendar year on a compounding and cumulative basis for the initial Term of the Lease (the “Operating Expense Cap”). “Controllable Operating Expenses” shall mean all Operating Expenses with the exception of the costs and expenses related to snow and ice removal, weather related expenses, security, insurance premiums and deductibles, costs of compliance with Laws, fuel charges and all utilities. The costs and expenses related to snow and ice removal, weather related expenses, security, insurance premiums and deductibles, costs of compliance with Laws, fuel charges and all utilities shall be deemed “Non-Controllable Operating Expenses” and Non-Controllable Operating Expenses shall be excluded from any Operating Expense Cap and Tenant

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shall pay its full Tenant’s Proportionate Share of Increase of such Non-Controllable Operating Expenses, regardless of any Operating Expense Cap.  In the event Tenant exercises a Renewal Period, Tenant's Proportionate Share of Increase for the first Lease Year of such Renewal Period shall be its full Tenant’s Proportionate Share of Increase, without any Operating Expense Cap being applied, based on Operating Expenses for that first full Lease Year of the applicable Renewal Period. Thereafter, the Operating Expense Cap shall be applied as set forth herein.

5.07.Every statement given by Landlord pursuant to Sections 5.03 and 5.06 shall be conclusive and binding upon Tenant unless (i) within ninety (90) days after the receipt of such statement Tenant shall have given a notice to Landlord that Tenant disputes the correctness of the statement, specifying in reasonable detail the basis for such assertion.  Pending resolution of such a dispute, and absent manifest error, Tenant shall pay the Additional Rent in accordance with the statement furnished by Landlord.  Landlord agrees, upon prior written request, during normal business hours to make available for Tenant’s inspection, at Landlord’s offices, Landlord’s books and records which are relevant to any items in dispute.  If after such inspection, Tenant still disputes such statement of Taxes or Operating Expenses, either party may refer the decision of the issues raised to a reputable independent firm of certified public accountants, selected by Landlord and approved by Tenant, which approval shall not be unreasonably withheld as long as such firm is a regionally or nationally recognized firm with at least twenty (20) partners or principals who are certified public accountants, and the decision of such accounting firm shall be conclusively binding upon the Parties Tenant shall not be permitted to use any accounting firm or other company which derives or ties its compensation from the savings realized by Tenant for any audit. The fees and expenses involved in such decision shall be borne by Tenant, unless the accounting firm determines that Landlord’s original calculation of the actual Taxes or Operating Expenses was in error by more than five percent (5%), in which event Landlord shall pay the reasonable fees of such accounting firm.  If the inspection shows an undercharge to Tenant, Tenant shall pay the amount due to Landlord within thirty (30) days after completion of the audit.  If the audit indicates an overpayment by Tenant, then Tenant shall be entitled at Landlord’s sole option to either (i) to receive a refund from Landlord within thirty (30) days after finalization of such audit, or (ii) a credit in an amount equal to such excess against Rent next becoming due under this Lease.  In no event shall this Lease be terminable nor shall Landlord be liable for damages based upon any disagreement regarding an adjustment of Operating Expenses, except as otherwise expressly set forth in this Section 5.07.  Tenant recognizes the confidential nature of Landlord’s books and records and agrees to maintain the information obtained from any examination conducted pursuant to this Section 5.07 in strict confidence.

ARTICLE 6

SUBORDINATION TO MORTGAGEES

6.01.This Lease shall be subject and subordinate at all times to the lien of any mortgage, deed of trust, ground lease, installment sale agreement and/or other instrument or encumbrance heretofore or hereafter placed upon any or all of Landlord’s interest or estate in the Premises or the remainder of the Property and of all renewals, modifications, consolidations, replacements and extensions thereof (all of which are hereinafter referred to collectively as a “mortgage”), all automatically and without the necessity of any further action on the part of the Tenant to effectuate such subordination.  Within twenty-five (25) days of any request by Landlord, Tenant shall, at the

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request of the holder of any such mortgage, attorn to such holder, and shall execute, acknowledge and deliver, upon demand by the Landlord or such holder, such further instrument or instruments evidencing such subordination of the Tenant’s right, title and interest under this Lease to the lien of any such mortgage, and such further instrument or instruments evidencing and elaborating such attornment, as shall be reasonably desired by such holder.  Further, (i) Landlord, at Landlord’s sole cost, shall obtain a subordination, non-disturbance agreement (“SNDA”) from the current holder of any ground lease and/or mortgage on in the form attached hereto as Exhibit H; and (ii) Landlord shall use commercially reasonable efforts to obtain an SNDA from any future ground lessees or mortgagees substantially in the form attached hereto as Exhibit H.

ARTICLE 7

QUIET ENJOYMENT

7.01.Landlord covenants that if and so long as Tenant pays Fixed Base Rent and any Additional Rent as herein provided and performs Tenant’s covenants hereof, Landlord shall do nothing to affect Tenant’s right to peacefully and quietly have, hold and enjoy the Demised Premises for the term herein defined, subject to all provisions of this Lease and to any mortgage to which this Lease shall be subordinate.

ARTICLE 8

ASSIGNMENT, MORTGAGING, SUBLETTING

8.01.Tenant may not mortgage, pledge, hypothecate, assign, transfer, sublet or otherwise deal with this Lease or the Premises in any manner except as specifically provided for in this Article 8.

8.02.(a) Except for a Permitted Transfer (as hereinafter defined), in the event that Tenant desires to sublease the whole or any portion of the Demised Premises or assign the within Lease to any other party, the terms and conditions of such sublease or assignment shall be communicated to Landlord in writing not less than twenty (20) days prior to the effective date of any such sublease or assignment and Landlord shall thereafter have ten (10) business days to respond to Tenant’s request for such sublease or assignment.

(b)Tenant may assign this Lease or sublet the whole or any portion of the Premises, subject to Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned, or delayed, on the basis of the following terms and conditions (it being agreed that if the terms of any mortgage loan documents encumbering the Property require the mortgagee of the Property to consent to any sublease or assignment, and the mortgagee of the Property fails or refuses to consent to a proposed sublease or assignment, then Landlord shall not be deemed to have acted unreasonably in withholding its consent to such sublease or assignment):

(1)The Tenant shall provide to Landlord the name and address of the assignee or subtenant.

(2)The assignee shall assume, by written instrument, all of the obligations of this Lease, and a copy of such assumption agreement shall be furnished to Landlord within ten (10) days of its execution.  Any sublease shall expressly

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acknowledge that said subtenant’s rights against the Landlord shall be no greater than those of the Tenant.

(3)The Tenant and each assignee (including if such assignee is in place as a result of a Permitted Transfer), shall be and remain liable for the observance of all the covenants and provisions of this Lease, including, but not limited to, the payment of Fixed Base Rent and Additional Rent reserved herein, as and when required to be paid, through the entire Term of this Lease.

(4)The Tenant and any assignee shall promptly pay to Landlord one-half (1/2) of any net consideration received for any assignment or one-half (1/2) of the net sublease rent, as and when received, in excess of the Fixed Base Rent and Additional Rent required to be paid by Tenant for the period affected by said assignment or sublease for the area sublet, computed on the basis of an average square foot rent for the gross square footage Tenant has leased.  As used herein, net consideration and/or net rent shall mean gross rent (Fixed Base and Additional) or gross consideration less any reasonable legal fees, brokerage commissions, and/or tenant work paid by Tenant in connection with the assignment or sublet, said legal fees, brokerage commissions or tenant work to be amortized over the term of the sublet.

(5)In any event, the acceptance by Landlord of any rent (Fixed Base and Additional) from the assignee or from any of the subtenants or the failure of Landlord to insist upon a strict performance of any of the terms, conditions and covenants herein shall not release Tenant herein, nor any assignee assuming this Lease, from any and all of the obligations herein during and for the entire Term of this Lease.

(6)Landlord shall require a One Thousand Five Hundred and 00/100 Dollar ($1,500.00) payment to cover its handling charges for each request for consent to any sublet or assignment prior to its consideration of the same.

(7)Tenant shall have no claim, and hereby waives the right to any claim, against Landlord for money damages by reason of any refusal, withholding or delaying by Landlord of any consent, and in such event, Tenant’s only remedies therefor shall be an action for specific performance, injunction or declaratory judgment to enforce any such requirement.

8.03.Any sublet or assignment to (i) an entity controlling, controlled by or under common control with Tenant, or (ii) any successor of Tenant resulting from a merger, consolidation, sale of all or substantially all of the assets or equity interests of Tenant or other form of corporate reorganization (in any such case, a “Permitted Transfer”), shall not be subject to the provisions of Subsection 8.02(b)(4) and shall not require Landlord’s prior written consent, but the provisions of Subsections 8.02(b)(2), (3), (5) and (7) shall apply to any Permitted Transfer.  Notwithstanding the foregoing, in order for an assignment resulting from a sale of all or substantially all of the assets of Tenant to a third party to be deemed a Permitted Transfer, (x) the purchaser of Tenant’s assets must have a net worth computed in accordance with United States generally accepted accounting principles at least equal to the net worth of Tenant on the date of

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such sublet or assignment, and (y) upon request provide proof reasonably satisfactory to Landlord of such net worth prior to the effective date of any such transaction.

8.04.Except as specifically set forth above, no portion of the Demised Premises or of Tenant’s interest in this Lease may be acquired by any other person or entity, whether by assignment, mortgage, sublease, transfer, operation of law or act of the Tenant, nor shall Tenant pledge its interest in this Lease or in any security deposit required hereunder.

ARTICLE 9

COMPLIANCE WITH LAWS

9.01.Tenant covenants to comply with all present and future laws, orders and regulations of the federal, state and municipal governments or any of their departments affecting Tenant’s manner of use and occupancy of the Demised Premises.

9.02.Tenant may, at its expense (and if necessary, in the name of but without expense to Landlord) contest, by appropriate proceedings prosecuted diligently and in good faith, the validity, or applicability to the Demised Premises, of any law or requirement of public authority, and Landlord shall reasonably cooperate with Tenant at no cost to Landlord in such proceedings provided that:

(a)Tenant shall defend, indemnify, and hold harmless Landlord against all liability, loss or damage which Landlord shall suffer by reason of such non-compliance or contest, including reasonable attorney’s fees and other expenses reasonably incurred by Landlord;

(b)Such non-compliance or contest shall not constitute or result in any violation of any superior mortgage, or, if such superior mortgage shall permit such non-compliance or contest on condition of the taking of action or furnishing of security by Landlord, such action shall be taken and such security shall be furnished at the expense of Tenant;

(c)Tenant shall keep Landlord advised as to the status of such proceedings;

(d)Tenant, by its acts or omissions, does not place Landlord or other tenants in jeopardy or subject to any form of penalty or fine; and

(e)Any such proceedings shall not affect the payment of Fixed Rent or Additional Rent or other sums payable hereunder, nor prevent Tenant from using the Demised Premises for its intended purpose.

ARTICLE 10

INSURANCE

10.01.Tenant shall obtain and keep in full force and effect at all times during the Term of this Lease, at its own cost and expense: (a) “All Risk” property insurance against fire, theft, vandalism, malicious mischief, sprinkler leakage and such additional perils as are now, or hereafter may be, included in a standard extended coverage endorsement from time to time in general use

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in the State of New Jersey upon property of every description and kind owned by Tenant and or under Tenant’s care, custody or control located in the Building or for which Tenant is legally liable or installed by or on behalf of Tenant, including by way of example and not by way of limitation, furniture, fixtures, installation and any other personal property in an amount equal to the full replacement costs thereof; (b) Commercial General Liability Insurance Coverage to include personal injury, bodily injury, broad form property damage, operations hazard, owner’s protective coverage, and blanket contractual liability naming Landlord, and Landlord’s mortgagee or trust deed holder and ground landlord (if any) as additional named insureds in an amount per occurrence of not less than One Million and 00/100 ($1,000,000) Dollars combined single limit per occurrence and Two Million and 00/100 ($2,000,000) Dollars general aggregate for bodily injury or death and property damage occurring in, upon, adjacent, or connected with the Demised Premises and any part thereof on a per location basis, as well as at least One Million and 00/100 ($1,000,000) Dollars of coverage for property insurance.  Tenant shall name such other insureds associated with the Building as Landlord reasonably requests.  Tenant shall pay all premiums and charges therefor and upon failure to do so Landlord may, but shall not be obligated to, make payments, and in such latter event the Tenant agrees to pay the amount thereof to Landlord on demand and said sum shall be deemed to be Additional Rent, and in each instance collectible on the first day of any month following the date of notice to Tenant in the same manner as though it were rent originally reserved hereunder, together with interest thereon at the rate of three points in excess of Prime Rate.  Copies of the original insurance policies or appropriate certificates shall be deposited with Landlord together with any renewals, replacements or endorsements at all times to the end that said insurance shall be in full force and effect for the benefit of the Landlord during the Term of this Lease; (c) Worker’s Compensation insurance in form and amount as required by law; (d) excess or “umbrella” liability insurance in an amount of not less than Three Million and 00/100 ($3,000,000) Dollars; and (e) any other form or forms of insurance or any increase in the limits of any of the aforesaid enumerated coverages or other forms of insurance as Landlord or the mortgagee of Landlord may reasonably require from time to time if in the reasonable opinion of Landlord or said mortgagees or said coverage and/or limits become inadequate or less than that commonly maintained by prudent tenants in similar buildings in the area by tenants making similar uses.

10.02.All insurance policies required pursuant to this Article shall be taken out with insurers rated A- XII by A.M. Best Company, who are licensed to do business in the State of New Jersey.  A policy or certificate evidencing such insurance together with a paid bill shall be delivered to Landlord not less than fifteen (15) days prior to the commencement of the Term hereof.  Such insurance policy or certificates will unequivocally provide an undertaking by the insurers to notify Landlord and the mortgages of Landlord in writing not less than thirty (30) days prior to any material change, reduction in coverage, cancellation or other termination thereof (except that any cancellation for non-payment shall require only ten (10) days prior written notice).  Should a certificate of insurance initially be provided, a policy shall be furnished by Tenant within thirty (30) days of the Term’s commencement.  The aforesaid insurance shall be written with reasonable and customary deductibles.

10.03.Insofar as and to the extent that the following provision may be effective without invalidating or making it impossible to secure insurance coverage obtainable from responsible insurance companies doing business in the state in which the Property is located (even though extra premium may result therefrom), Landlord and Tenant mutually agree that Landlord and Tenant shall have no liability to one another, or to any insurer, by way of subrogation or otherwise,

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on account of any loss or damage to their respective property, the Demised Premises or its contents, or the Property, regardless of whether such loss or damage is caused by the negligence of Landlord or Tenant, arising out of any of the perils or casualties insured against by the property insurance policies carried, or required to be carried, by the parties pursuant to this Lease. The insurance policies obtained by Landlord and Tenant pursuant to this Lease shall permit waivers of subrogation which the insurer may otherwise have against the non-insuring party. In the event the policy or policies do not allow waiver of subrogation prior to loss, either Landlord or Tenant shall, at the request of the other party, deliver to the requesting party a waiver of subrogation endorsement in such form and content as may reasonably be required by the requesting party or its insurer.  In the event that any additional premium is payable by either party as a result of this provision, the other party shall reimburse the party paying such premium the amount of such extra premium.  The releases herein contained shall not apply to any loss or damage occasioned by the willful acts of either of the parties hereto.

10.04.Each party hereby releases the other party with respect to any claim (including a claim for negligence) which it might otherwise have against the other party for loss, damage, or destruction with respect to its property (including rental value or business interruption) occurring during the term of this Lease to the extent to which it is insured under a policy or policies containing a waiver of subrogation or naming the other party as an additional insured, as provided in this Article.

10.05.Landlord covenants and agrees that throughout the Term it will insure the Building (excluding any property with respect to which Landlord is obligated to insure pursuant to Section 10.01, above) against damage by fire and standard extended coverage perils and public liability insurance in such reasonable amounts with such reasonable deductibles as required by any mortgagee or ground Landlord (if any), or if none, as would be carried by a prudent owner of a similar building in the area.  In addition, Landlord shall maintain and keep in force and effect during the Term, rental income insurance insuring Landlord against abatement or loss of Fixed Base Rent and Additional Rent, in case of fire or other casualty similarly insured against, in an amount at least equal to one year’s Fixed Base Rent for the Building.  Landlord may, but shall not be obligated to, take out and carry any other forms of insurance as it or the mortgagee or ground lessor (if any) of Landlord may require or reasonably determine available.  All insurance carried by Landlord on the Building or Land shall be included as an Operating Expense pursuant to Article 5.

10.06  To the extent available, Landlord and Tenant each agree to include an endorsement in its property insurance policies reflecting the waiver of the insurer’s right of subrogation against the other party as contemplated by Section 10.03.

ARTICLE 11

RULES AND REGULATIONS

11.01.Tenant and its employees and agent shall faithfully observe and comply with the Rules and Regulations annexed hereto as Exhibit C, and such reasonable changes therein (whether by modification, elimination, or addition) as Landlord at any time or times hereafter may make and communicate in writing to Tenant; provided, however, that in case of any conflict or

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inconsistency between the provisions of this Lease and any of the Rules and Regulations as originally promulgated or as changed, the provisions of this Lease shall control.

11.02.Nothing contained in this Lease shall be construed to impose upon Landlord any duty or obligation to Tenant to enforce the Rules and Regulations or the terms, covenants, or conditions in any other lease, as against any other tenant and Landlord shall not be liable to Tenant for violation of the same by any other tenant or its employees, agents or visitors.  However, Landlord shall not enforce any of the Rules and Regulations in such manner as to discriminate against Tenant or anyone claiming under or through Tenant.

ARTICLE 12

Intentionally Deleted

ARTICLE 13

TENANT’S PROPERTY

13.01.All fixtures, equipment, improvements, and appurtenances attached to or built into the Demised Premises at the commencement of or during the term of this Lease, whether or not by or at the expense of Tenant, shall be and remain a part of the Demised Premises, shall be deemed the property of Landlord and shall not be removed by Tenant, except as hereinafter in this Article expressly provided.

13.02.All business and trade fixtures, machinery and equipment, communications equipment and office equipment (excluding cabling and/or conduit within walls or above dropped ceilings), whether or not attached to or built into the Demised Premises, which are installed in the Demised Premises by or for the account of Tenant, without expense to Landlord, and can be removed without permanent structural damage to the Building, and all furniture, furnishings and other articles of movable personal property owned by Tenant and located in the Demised Premises (all of which are sometimes called “Tenant’s Property”), shall be and shall remain the property of Tenant and may be removed by it at any time during the term of this Lease; provided that if any of Tenant’s Property is removed, Tenant shall repair or pay the cost of repairing any damage to the Demised Premises or to the Building resulting from such removal.  Tenant’s Property shall specifically exclude Landlord’s Furniture and Tenant shall not be permitted to remove Landlord’s Furniture from the Demised Premises except as permitted in Article 42. Any equipment or other property for which Landlord shall have granted any allowance or credit to Tenant shall not be deemed to have been installed by or for the account of Tenant, without expense to Landlord, and shall not be considered Tenant’s Property.

13.03.At or before the Expiration Date, or the date of an earlier termination of this Lease, or as promptly as practicable after such an earlier termination date, Tenant at its expense, shall remove from the Demised Premises all of Tenant’s Property except such items thereof as Tenant shall have expressly agreed in writing with Landlord were to remain and to become the property of Landlord, and, if requested by Landlord in accordance with Article 4 of this Lease all Alterations by or on behalf of Tenant after the Commencement Date shall be removed by Tenant and Tenant shall repair any damage to the Demised Premises or the Building resulting from such removal.

13.04.Any other items of Tenant’s Property which shall remain in the Demised Premises after the Expiration Date or after a period of fifteen (15) days following an earlier termination date,

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may, at the option of the Landlord, be deemed to have been abandoned, and in such case either may be retained by Landlord as its property or may be disposed of, without accountability, in such manner as Landlord may see fit, at Tenant’s expense.

13.05.This Article 13 shall survive the expiration or earlier termination of this Lease.

ARTICLE 14

REPAIRS AND MAINTENANCE

14.01.  Landlord shall at its expense, maintain the Property in good repair and condition as a Class A office building, including but not limited to the maintenance and repair of the roof, foundation, air conditioning, heating, plumbing and electrical systems, structural components, parking areas, walkways, and landscaping.  Tenant will not in any manner deface or injure the Building, and will pay the cost of repairing any damage or injury done to the Building or any part thereof by Tenant or Tenant’s agents, employees or invitees.  Tenant shall take good care of the Premises and keep the Premises free from waste and nuisance of any kind. Tenant shall keep the Premises, including Landlord’s Furniture and all fixtures installed by Tenant and any plate glass and special store fronts, in good condition, reasonable wear and tear and damage caused by casualty excepted, and make all necessary non-structural repairs except those caused by fire, casualty or acts of God covered by Landlord’s fire insurance policy covering the Building.  The performance by Tenant of its obligations to maintain and make repairs shall be conducted only by contractors and subcontractors approved in writing by Landlord (which approval shall not be unreasonably withheld, conditioned, or delayed), it being understood that Tenant shall procure and maintain and shall cause contractors and subcontractors engaged by or on behalf of Tenant to procure and maintain insurance coverage against such risks, and in such amounts as Landlord may reasonable require and with such companies as landlord may reasonably approve, in connection with any such maintenance and repair.  If Tenant fails to make such repairs or take steps to have such condition corrected after the occurrence of the damage or injury, Landlord may at its option make such repair, and Tenant, shall within thirty (30) days of request therefor, pay Landlord for the cost thereof.  At the end or other termination of this Lease, Tenant shall deliver up the Premises with all improvements located thereon (except as otherwise herein provided) in good repair and condition, reasonable wear and tear and damage caused by casualty excepted, and shall deliver to Landlord all keys to the Premises.

14.02.If Landlord shall fail to perform any term, condition, covenant or obligation required under this Lease and such failure either (a) has a material adverse impact on Tenant’s access to or use of the Demised Premises or Landlord shall fail to perform snow removal in the public portions of the Property, and such failure continues for more than five (5) days after notice to Landlord, or (b) in the event of a failure other than what is set forth in subsection (a), such failure has continued for a period of forty five (45) days after prior written notice and opportunity to cure thereof from Tenant to Landlord; provided, however, that if the term, condition, covenant or obligation to be performed by Landlord is such that it cannot reasonably be performed within the applicable time period set forth in this Section 14.02, such default shall be deemed to have been cured if Landlord commences such performance within said 45-day period (or 5-day period, as the case may be) and thereafter diligently undertakes to complete the same, Tenant may, at its option, without waiving any claim for damages for breach of agreement, at any time thereafter

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cure such default for the account of Landlord and any amount paid or any contractual liability incurred by Tenant in so doing shall be deemed paid or incurred for the account of Landlord and Landlord shall reimburse Tenant therefore within thirty (30) days of Tenant’s demand.

ARTICLE 15

ELECTRICITY

15.01.To the extent available at the Property, Tenant shall obtain electric service directly from the provider and provide evidence satisfactory to Landlord that electric charges for the Demised Premises have been changed into Tenant’s name for billing purposes within three (3) days after the Actual Delivery Date.  Any utility service agreement with respect to the Premises is subject to Landlord’s approval, which approval shall not be unreasonably withheld. If electric is submetered, Tenant shall pay to Landlord, as Additional Rent for such service, during the Term, an amount equal to the amount Landlord actually pays to the utility company to provide electricity to the Premises, including all applicable surcharges, demand charges, taxes and other sums payable in respect thereof, without any mark-up, service charge or other additional fees or profit margin imposed by Landlord and Tenant shall receive the net of any rebates or credits actually received by Landlord in respect of such electricity supplied to the Premises and paid for by Tenant, based on Tenant's demand and/or consumption of electricity as registered on a meter or sub-meter installed by Landlord for purposes of measuring such demand and consumption. Landlord, at Landlord's sole cost and expense (but subject to recoupment by Landlord pursuant to Sections 5.05 and 5.06) shall maintain such meters or sub-meters in good working order.  If at any time the Demised Premises are not separately metered Tenant shall have the right to audit such readings, bills and calculations.  For the avoidance of doubt, electric energy for the HVAC system and all common areas of the Building is included in Operating Expenses, and Tenant shall pay Tenant’s Percentage of the same.

15.02.Landlord shall not be liable in any way to Tenant for any failure or defect in the supply or character of electric energy furnished to the Demised Premises by reason of any requirement, act, or omission of the public utility serving the Building with electricity or for any other reason.  Landlord shall furnish and install all replacement lighting tubes, lamps, bulbs, and ballasts required in the Demised Premises at Tenant’s expense.

15.03.Tenant’s use of electric energy in the Demised Premises shall not at any time exceed the capacity of any of the electrical conductors and equipment in or otherwise serving the Demised Premises.

ARTICLE 16

HEATING, VENTILATION AND AIR-CONDITIONING

16.01.Landlord, subject to the provisions of Section 5.04, shall maintain and operate the heating, ventilating, and air-conditioning systems (hereinafter called “the systems”) and shall furnish heat, ventilating, and air conditioning (hereinafter collectively called “air conditioning service”) in the Demised Premises through the systems, for comfortable occupancy of the Demised Premises from 7:00 A.M. to 6:00 P.M. Monday through Friday (“Regular Hours”) and 8:00 A.M. to 1:00 P.M. on Saturdays, except for Building Holidays.  If Tenant shall require air-conditioning service at any other time (hereinafter called “after hours”), Landlord shall furnish such after hours

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air-conditioning service upon reasonable advance notice from Tenant, and Tenant shall pay Landlord’s then established charges therefor on Landlord’s demand, which is currently Seventy Five Dollars ($75.00) per hour per chargeable zone (as described in Landlord’s memorandum dated October 23, 2019), attached hereto as Exhibit K.

16.02.Use of the Demised Premises, or any part thereof, in a manner exceeding the design conditions for air-conditioning service to the Demised Premises or rearrangement of partitioning which interferes with normal operation of the air-conditioning in the Demised Premises, may require changes in the air-conditioning system servicing the Demised Premises.  Such changes, so occasioned, shall be made by Landlord at Tenant’s expense.

ARTICLE 17

LANDLORD’S OTHER SERVICES

17.01.Landlord, subject to the provisions of Section 5.04, shall provide public elevator service, passenger and service, by elevators serving the floors on which the Demised Premises are situated during Regular Hours, and shall have at least one passenger elevator subject to call at all other times.

17.02.Landlord, subject to the provisions of Section 5.04, shall cause the Demised Premises to be cleaned with regular janitorial services in accordance with the specifications set forth on attached Exhibit B.  Tenant shall pay to Landlord on demand the costs incurred by Landlord for (a) extra cleaning work in the Demised Premises required because of (i) misuse or neglect on the part of Tenant or its employees or visitors; (ii) use of portions of the Demised Premises for preparation, serving or consumption of food or beverages, data processing, or reproducing operations, private lavatories or toilets or other special purpose areas requiring greater or more difficult cleaning work than office areas; (iii) unusual quantity of interior glass surfaces; (iv) non-building standard materials or finishes installed by Tenant or at its request; and (b) removal from the Demised Premises and the Building of so much of any refuse and rubbish of Tenant as shall exceed that ordinarily accumulated daily in the routine of business office occupancy. Landlord hereby confirms that the nothing currently in the Demised Premises applies to clauses (ii), (iii) and (iv) of the previous sentence. Landlord, its cleaning contractor, and their employees shall have after-hours access to the Demised Premises and the free use of light, power, and water in the Demised Premises as reasonably required for the purpose of cleaning the Demised Premises in accordance with Landlord’s obligations hereunder. In the event Tenant becomes dissatisfied with the janitorial services provided by Landlord’s cleaning contractor, and if the cleaning contractor does not timely address its sub-standard performance, Landlord shall, upon Tenant’s reasonable request, replace the cleaning contractor as soon as is reasonably possible.

17.03.Landlord, subject to the provisions of Section 5.04, shall furnish adequate hot and cold water to each floor of the Building for drinking, lavatory, and cleaning purposes, together with soap, towels, and toilet tissue for each lavatory.  If Tenant uses water for any other purpose, Landlord, at Tenant’s expense, may install meters to measure Tenant’s consumption of cold water and/or hot water for such other purposes and/or steam, as the case may be.  In such instances Tenant shall pay for the quantities of cold water and hot water shown on such meters, at Landlord’s cost thereof, on the rendition of Landlord’s bills therefor.

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17.04.Landlord, at its expense, and at Tenant’s request, shall insert the name of the Tenant on the Building directory. All Building directory changes made at Tenant’s request after the Tenant’s initial listings have been placed on the Building directory shall be made by Landlord at the expense of Tenant, and Tenant agrees to promptly pay to Landlord as Additional Rent the cost of such changes within ten (10) days after Landlord has submitted an invoice therefor.

17.05.Landlord reserves the right, without any liability to Tenant, to temporarily stop service of any of the heating, ventilating, air conditioning, electric, sanitary, elevator, or other Building systems serving the Demised Premises, or the rendition of any of the other services required of Landlord under this Lease, whenever and for so long as may be necessary, by reason of accidents, emergencies, strikes, or the making of repairs or changes which Landlord is required by this Lease or by law to make or in good faith deems necessary, by reason of difficulty in securing proper supplies of fuel, steam, water, electricity, labor or supplies, or by reason of any other cause beyond Landlord’s reasonable control.

17.06  If the Demised Premises or any portion thereof are rendered untenantable or inaccessible or are not able to be used by Tenant without material and significant hardship or inconvenience for a period of three (3) consecutive business days (subject to extension due to Force Majeure) as a result of a failure of the water, heating, ventilating, air conditioning, electric, sanitary, elevator, or other Building systems serving the Demised Premises, Tenant’s Rent shall be proportionately abated commencing on the fourth (4th) day of such service interruption until such time as the systems have been restored and the Demised Premises or the affected portion thereof is no longer untenantable or inaccessible, provided that there shall be no abatement of Rent if such failure is caused by the acts or omission of Tenant, its agents, contractors, licensees or invitees.

17.08.Landlord shall initially make available for Tenant’s use 64 parking spaces, which number shall be increased in the event that Tenant leases additional space in the Building at the rate of 3.47 parking spaces per additional 1,000 usable square feet of the Demised Premises, to be utilized in common use with other tenants of the Building in the parking area adjacent to the Building.  Landlord shall, at Landlord’s expense (but includable in Operating Expenses), provide all necessary snow removal.

17.09.The Building and the Demised Premises shall be cleaned in accordance with the Cleaning and Maintenance Schedule set forth on Exhibit B annexed hereto and made a part hereof.

17.10.Landlord shall have no obligation to provide personnel for Building and parking lot security (including but not limited to a staffed lobby security desk and/or a parking lot security guard or patrol car) (collectively, “Security Personnel”).  If Landlord elects, in its sole and absolute discretion, to provide Security Personnel at any time, the reasonable costs of such Security Personnel shall be included in Operating Expenses. Landlord shall supply a card access system for both the front and back doors of the Building, and provide at the commencement of the Lease, at Landlord’s expense, up to 45 access cards for all of Tenant’s employees.  Tenant shall pay Landlord for any subsequent and/or replacement cards at Landlord’s reasonable charge therefor.

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ARTICLE 18

ACCESS; CHANGES IN BUILDING FACILITIES; SIGNAGE

18.01.All walls, windows, and doors bounding the Demised Premises (including exterior Building walls, core corridor walls and doors, and any core corridor entrance), except the inside surfaces thereof, any terraces or roofs adjacent to the Demised Premises, and any space in or adjacent to the Demised Premises used for shafts, stacks, pipes, conduits, fan room, ducts, electric or other utilities, sinks or other Building facilities, and the use thereof, as well as access thereto through the Demised Premises for the purposes of operation, maintenance, decoration, and repair, are reserved to Landlord.

18.02.Tenant shall permit Landlord to install, use, and maintain pipes, ducts, and conduits within the demising walls, bearing columns, and ceilings of the Demised Premises.  All of Landlord’s work shall be conducted in a manner that will not unreasonably interfere with the Tenant’s operations in the Premises.

18.03.Landlord or Landlord’s agent shall have the right upon twenty-four (24) hour notice to request (except in emergency under clause (ii) hereof, for which no prior notice or request shall be necessary) to enter and/or pass through the Demised Premises or any part thereof, at reasonable times during reasonable hours, (i) to examine the Demised Premises and to show them to the holders of superior mortgages, prospective purchasers or mortgagees of the Building as an entirety; and (ii) for the purpose of making such repairs or changes or doing such repainting in or to the Demised Premises or its facilities, as may be provided for by this Lease or as may be mutually agreed upon by the parties or as Landlord may be required to make by law or in order to repair and maintain said structure or its fixtures or facilities.  Landlord shall be allowed to take all materials into and upon the Demised Premises that may be required for such repairs, changes, repainting, or maintenance, without liability to Tenant but Landlord shall not unreasonably interfere with Tenant’s use of the Demised Premises or Tenant’s business operations.  Landlord shall also have the right to enter on and/or pass through the Demised Premises, or any part thereof, at such times as such entry shall be required by circumstances of emergency affecting the Demised Premises or the Building.  Tenant shall have the right to escort Landlord and/or its agents through the Demised Premises in the event of any such entry to the Demised Premises, provided, however, that if Tenant does not provide an escort, Landlord shall still have the right to enter the Demised Premises as provided in this Lease.

18.04.During the period of twelve (12) months prior to the Expiration Date, Landlord may exhibit the Demised Premises to prospective tenants.

18.05.Landlord reserves the right, without incurring any liability to Tenant therefor, to make such changes in or to the Building and the fixtures and equipment thereof, as well as in or to the street entrances, halls, passages, elevators, escalators, and stairways thereof, as it may deem necessary or desirable, provided, however, that such changes shall not impair Tenant’s quiet enjoyment of the Demised Premises, reduce the size of the Demised Premises, or restrict Tenant’s access to the Demised Premises by more than a de minimis extent.

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18.06.Subject to applicable law and the terms and conditions of this Lease including Article 16 regarding after hours charges for HVAC, the Building shall be accessible by Tenant twenty-four (24) hours per day, seven (7) days per week, three hundred sixty-five (365) days per year through a card key access system.

18.07.Tenant shall be permitted to install its own signage within the Premises.  Landlord shall provide, at its sole cost and expense, Building standard signage/directory in the first (1st) floor lobby and Tenant shall have the right to be listed on the standard signage/directory in the lobby.

18.08.To the extent permitted by any governmental authority having jurisdiction, Tenant shall be permitted to utilize the one existing box sign on the exterior façade of the Building (the “Building Façade Signage”). Landlord reserves the right to expand the dimensions of the existing Building Façade Signage so that Landlord may place additional tenants and/or building identification on the Building Façade Signage. Further, Tenant shall be permitted to have one placement on the monument signage serving the Building, of a size, design and location acceptable to Landlord (the “Monument Signage”).  The Building Façade Signage and Monument Signage shall be subject to (i) applicable laws, codes and ordinances, (ii) the approval of the Association if and to the extent required by the DCR, and (iii) the prior written approval of Landlord (which shall not be unreasonably withheld, conditioned or delayed), and shall be at Tenant’s sole cost and expense (except that Landlord shall be responsible for the costs of designing and constructing any monuments upon which a Monument Signage is placed, subject to reimbursement through Operating Expenses). Nothing contained in this Section 18.08 or elsewhere in the Lease shall prohibit Landlord from placing additional signage on or about the Building or Property or any of the facades of the Building, or modifying any existing signage, provided such signage is approved by the governmental authority having jurisdiction.

ARTICLE 19

NOTICE OF ACCIDENTS

19.01.Tenant shall give notice to Landlord, promptly after Tenant learns thereof, of (i) any theft, accident or injury occurring within the Demised Premises; (ii) all fires in the Demised Premises; (iii) all damage to or defects in the Demised Premises, including the fixtures, equipment, and appurtenances thereof, for the repair of which Landlord might be responsible; and (iv) all damage to or defects in any parts or appurtenances of the Building’s sanitary, electrical, heating, ventilating, air-conditioning, elevator, and other systems located in or passing through the Demised Premises or any part thereof or any part of the Building.  If Landlord fails to repair or correct any such condition which is Landlord’s responsibility hereunder to correct, Tenant shall have the rights set forth in Section 14.02.

19.02.Landlord shall give notice to Tenant within a reasonable amount of time after Landlord learns thereof, to the extent such matters are reasonably anticipated to impact the health and/or safety of the Tenant or any of Tenant’s employees or invitees, of (i) any burglary within the Building; (ii) any significant fires at the Building; and (iii) damage to or defects in any parts or appurtenances of the Building’s sanitary, electrical, heating, ventilating, air-conditioning, elevator, and other systems located in any part of the Building. Failure of Landlord to notify Tenant of the foregoing matters shall not be deemed a default under this Lease.

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ARTICLE 20

NON-LIABILITY AND INDEMNIFICATION

20.01.Neither Landlord nor any agent or employee of Landlord shall be liable to Tenant for any injury or damage to Tenant or to any other person or for any damage to, or loss (by theft or otherwise) of, any property of Tenant or of any other person, except to the extent such injury, loss or damage is due to the gross negligence or willful misconduct of Landlord.

20.02.Tenant shall indemnify, defend and save Landlord harmless against and from all liabilities, claims, suits, fines, penalties, damages, losses, fees, costs and expenses (including reasonable attorneys’ fees) which may be imposed upon, incurred by or asserted against Landlord by reason of (a) any work or thing done in, on or about the Demised Premises or any part thereof by or on behalf of Tenant; (b) any use, occupation, condition, operation of the Demised Premises or any part thereof or of any parking lot, street, alley, sidewalk, curb, vault, passageway or space adjacent thereto or any occurrence on any of the same on the part of Tenant; (c) any act or omission on the part of Tenant or any subtenant or any employees, licenses or invitees; (d) any accident, injury (including death) or damage to any third party or property owned by someone other than Tenant and not under the care, custody or control of Tenant occurring in or about the Demised Premises or any part thereof or in, on or about any street, alley, sidewalk, curb, vault, passageway or space adjacent thereto, unless due to the gross negligence or willful misconduct of Landlord, its agents or employees; and/or (e) any failure on the part of Tenant to perform or comply with any of the covenants, agreements, terms or conditions contained in this lease.

20.03.Tenant shall not be held responsible for, and is hereby expressly relieved from, any and all liability by reason of any injury, loss, or damage to any person or property in or about the Property (exclusive of the Premises), whether the loss, injury or damage be to the person or property of Landlord or any other person, except to the extent such injury, loss or damage is due to the negligence or willful misconduct of Tenant, Tenant’s employees, invitees, agents, contractors or affiliates.  Landlord agrees to indemnify, defend and save Tenant harmless from and against all claims, actions, damages, liabilities and expenses, including but not limited to reasonable attorneys' fees and other legal expenses, on account of such injury, loss or damage to the extent arising from the gross negligence or willful misconduct of Landlord or its employees, agents, or contractors (excluding any other tenants of the Building).

The provisions of Section 20.02 and 20.03 shall survive the expiration or earlier termination of the Lease.

20.04.Except as otherwise expressly provided in this Lease, this Lease and the obligations of Tenant hereunder shall be in no way affected, impaired or excused because Landlord is unable to fulfill, or is delayed in fulfilling, any of its obligations under this Lease by reason of strike, other labor trouble, governmental pre-emption or priorities or other controls in connection with a national or other public emergency or shortages of fuel supplies or labor resulting therefrom, or other like cause beyond Landlord’s reasonable control.

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ARTICLE 21

DESTRUCTION OR DAMAGE

21.01.If the Building or the Demised Premises shall be partially or totally damaged or destroyed by fire or other cause, then whether or not the damage or destruction shall have resulted from the fault or neglect of Tenant, or its employees, agents or visitors (and if this Lease shall not have been terminated as in this Article hereinafter provided), Landlord shall repair the damage and restore and rebuild the Building and/or the Demised Premises, at its expense, with reasonable dispatch after notice to it of the damage or destruction; provided, however, that Landlord shall not be required to repair or replace any of the Tenant’s Property.

21.02.If the Building or the Demised Premises shall be partially damaged or partially destroyed by fire or other cause then the rents payable hereunder shall be abated to the extent that the Demised Premises shall have been rendered untenantable and for the period from the date of such damage or destruction to the date the damage shall be repaired or restored; provided, however, if the damage shall be attributable to the fault or negligence of Tenant, its agents or employees, then rent shall continue but shall be reduced by any amounts received by Landlord pursuant to Landlord’s coverage for business interruption and/or rent insurance attributable to the Demised Premises.  If all or a substantial majority of the Demised Premises shall be totally (which shall be deemed to include substantially totally) damaged or destroyed or rendered completely (which shall be deemed to include substantially completely) untenantable on account of fire or other cause, the Rents shall abate as of the date of the damage or destruction and until Landlord shall repair, restore, and rebuild the Building and the Demised Premises; provided, however, that should Tenant reoccupy a portion of the Demised Premises during the period of restoration work is taking place and prior to the date that the same are made completely tenantable, Rents allocable to such portion shall be payable by Tenant from the date of such occupancy.

21.03.If the Building or the Demised Premises shall be totally damaged or destroyed by fire or other cause, or if the Building shall be so damaged or destroyed by fire or other cause (whether or not the Demised Premises are damaged or destroyed) as to require a reasonably estimated expenditure of more than twenty-five percent (25%) of the full insurable value of the Building immediately prior to the casualty, then in either such case, Landlord may terminate this Lease by giving Tenant notice to such effect within one hundred eighty (180) days after the date of the casualty.  In case of any damage or destruction mentioned in this Article, Tenant may terminate this Lease by notice to Landlord if Landlord has not completed the making of the required repairs and restored and rebuilt the Building and the Demised Premises within twelve (12) months from the date of such damage or destruction, or within such period after such date (not exceeding six (6) months) as shall equal the aggregate period Landlord may have been delayed in doing so by adjustment of insurance, labor trouble, governmental controls, act of God, or any other cause beyond Landlord’s reasonable control (“Force Majeure”).

21.04.No damages, compensation, or claim shall be payable by Landlord for inconvenience, loss of business, or annoyance arising from any repair or restoration of any portion of the Demised Premises or of the Building pursuant to this Article. Landlord shall endeavor to restore such repair or restoration promptly and in such manner as not unreasonably to interfere

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with Tenant’s use and occupancy during such time that Tenant is able to use the Demised Premises during Landlord’s restoration.

21.05.Notwithstanding any of the foregoing provisions of this Article, if Landlord or the holder of any superior mortgage shall be unable to collect all of the insurance proceeds (including rent insurance proceeds) applicable to damage or destruction of the Demised Premises or the Building by fire or other cause, by reason of some action or inaction on the part of Tenant or any of its employees, agents or contractors in connection with the processing of any claim, then, without prejudice to any other remedies which may be available against Tenant, there shall be no abatement of Tenant’s rents.

21.06.Landlord will not carry insurance of any kind on Tenant’s Property, and shall not be obligated to repair any damage thereto or replace the same.

21.07.The provisions of this Article shall be considered an express agreement governing any case of damage or destruction of the Demised Premises by fire or other casualty, and any law of the State of New Jersey providing for such a contingency in the absence of an express agreement, and any other law of like import, now or hereafter in force, shall have no application in such case.

21.08.If the Demised Premises and/or access thereto become partially or totally damaged or destroyed by any casualty not insured against, then Landlord shall have the right to terminate this Lease upon giving the Tenant thirty (30) days’ notice and upon the expiration of said thirty (30) day notice period, this Lease shall terminate as if such termination date were the Expiration Date. In the event of an uninsured casualty, Landlord shall give Tenant notice within sixty (60) days after the casualty, whether or not Landlord intends to restore the Demised Premises and/or access to the Demised Premises regardless of the lack of insurance coverage. In the event Landlord (i) informs Tenant it has elected not to restore the Demised Premises and/or access thereto due to the casualty being uninsured; or (ii) if the casualty is not insured, fails to inform Tenant within sixty (60) days after the casualty that Landlord is uninsured for the casualty, Tenant shall also have the right, upon thirty (30) days’ notice, to terminate the Lease, and this Lease shall terminate as if such termination date provided by Tenant were the Expiration Date.

ARTICLE 22

EMINENT DOMAIN

22.01.If the whole or a substantial part of the Building shall be lawfully taken by condemnation or in any other manner for any public or quasi-public use of purpose, this Lease and the term and estate hereby granted shall forthwith terminate as of the date of vesting of title on such taking (which date is herein after also referred to as the “date of the taking”), and the rents shall be prorated and adjusted as of such date.

22.02.If any part of the Building shall be so taken, this Lease shall be unaffected by such taking, except that Tenant may elect to terminate this Lease in the event of a partial taking, if the area of the Demised Premises shall not be reasonably sufficient for Tenant to continue feasible operation of its business.

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22.03.Landlord shall be entitled to receive the entire award in any proceeding with respect to any taking provided for in this Article without deduction therefrom for any estate vested in Tenant by this Lease, and Tenant shall receive no part of such award.  Tenant hereby expressly assigns to Landlord all of its right, title, and interest in or to every such award. The foregoing shall not, however, deprive, limit, nor restrict Tenant of, or from, any separate award for moving expenses, business dislocation damages or for any other award which would not reduce the award payable to Landlord.  Upon the date the right to possession shall vest in the condemning authority, this Lease shall cease and terminate with Rent adjusted to such date.

ARTICLE 23

SURRENDER

23.01.On the last day of the term of this Lease, or upon any earlier termination of this Lease, or upon any re-entry by Landlord upon the Demised Premises, Tenant shall quit and surrender the Demised Premises to Landlord in good order, condition, and repair, except for ordinary wear and tear, casualty and condemnation damages, and Tenant shall remove all of Tenant’s Property therefrom and perform such restoration work as is required by this Lease. Landlord’s Furniture shall be surrendered together with the Demised Premises, in good order and condition, except for ordinary wear and tear. This Article 23 shall survive the expiration or earlier termination of this Lease.

ARTICLE 24

CONDITIONS OF LIMITATION

24.01.This Lease and the Term and estate hereby granted are subject to the limitation that:

(a)Whenever Tenant defaults in the payment of installment of Fixed Base Rent, or in the payment of any Additional Rent or any other charge payable by Tenant to Landlord, and such default shall continue for five (5) days after written notice thereof; or

(b)Whenever Tenant shall do or permit anything to be done, whether by action or inaction, contrary to any of Tenant’s obligations hereunder, and if such situation shall continue and shall not be remedied by Tenant within thirty (30) days after Landlord shall have given to Tenant a written notice specifying the same, or, in the case of a happening or default which cannot with due diligence be cured within a period of thirty (30) days and the continuance of which for the period required for cure will not subject Landlord to risk of criminal liability or foreclosure of any superior mortgage if Tenant shall not, (i) within said thirty (30) day period advise Landlord of Tenant’s intention to duly institute all steps necessary to remedy such situation; (ii) duly institute within said thirty (30) day period, and thereafter diligently prosecute to completion all steps necessary to remedy the same; and (iii) complete such remedy within such time after the date of giving of said notice to Landlord as shall reasonably be necessary; or

(c)Whenever any event shall occur or any contingency shall arise whereby this Lease or the estate hereby granted or the unexpired balance of the term hereof would, by operation of law or otherwise, devolve upon or pass to any person, firm, or corporation other than Tenant, except as expressly permitted by Article 8;

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then, and in any of the foregoing cases, this Lease and the Term and estate hereby granted, whether or not the Term shall theretofore have commenced, shall, if the Landlord so elects, terminate upon ten (10) days written notice by Landlord to Tenant of Landlord’s election to terminate the Lease and the term hereof shall expire and come to an end on the date fixed in such notice, with the same effect as if that day were the Expiration Date, but Tenant shall remain liable for the Fixed Base Rent and Additional Rent which subsequently accrues (and for all accrued but unpaid Fixed Base Rent and Additional Rent as of the date of the termination) and for damages as provided in Article 26.

ARTICLE 25

RE-ENTRY BY LANDLORD

25.01.If Tenant shall default in the payment of any installment of Fixed Base Rent, or of any installment of Additional Rent, on any date upon which the same ought to be paid and if such default shall continue for five (5) days after written notice thereof, or if this Lease shall expire as provided in Article 24, Landlord or Landlord’s agents and employees may immediately or at any time thereafter re-enter the Demised Premises, or any part thereof, either by summary dispossess proceedings or by any suitable action or proceeding at law, or by force or otherwise, without being liable to indictment, prosecution or damages therefor, and may repossess the same, and may remove any persons therefrom, to the end that Landlord may have, hold, and enjoy the Demised Premises again as and of its first estate and interest therein.  The word “re-enter”, as herein used, is not restricted to its technical legal meaning.  In the event of any termination of this Lease under the provisions of Article 24 or if Landlord shall re-enter the Demised Premises under the provisions of this Article or in the event of the termination of this Lease, or of re-entry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Tenant shall thereupon pay to Landlord the Fixed Base Rent and Additional Rent payable by Tenant to Landlord up to the time of such termination of this Lease, or of such recovery of possession of the Demised Premises by Landlord, as the case may be, and shall also pay to Landlord damages as provided in Article 26.

25.02.In the event of a breach or threatened breach by Landlord or Tenant of any of their respective obligations under this Lease, either Landlord or Tenant, as the case may be, shall also have the right of injunction.  The special remedies hereunder are cumulative and are not intended to be exclusive of any other remedies or means of redress to which the parties may lawfully be entitled at any time.

25.03.If this Lease shall terminate under the provisions of Article 24, or if Landlord shall re-enter the Demised Premises under the provisions of this Article, or in the event of any termination of this Lease, or of re-entry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Landlord shall be entitled to retain all moneys, if any, paid by Tenant to Landlord, whether as advance rent, security, or otherwise, but such moneys shall be credited by Landlord against any fixed rent or Additional Rent due from Tenant at the time of such termination or re-entry or, at Landlord’s option, against any damages payable by Tenant under Article 26 or pursuant to Law.

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ARTICLE 26

DAMAGES

26.01.If this Lease is terminated under the provisions of Article 24, or if Landlord shall re-enter the Demised Premises under the provisions of Article 25, or in the event of the termination of this Lease, or of re-entry, by or under any summary dispossess or other proceeding or action of any provision of law by reason of default hereunder on the part of Tenant, Tenant shall pay to Landlord as damages, at the election of Landlord, either;

(a)A sum which at the time of such termination of this Lease or at the time of any such re-entry by Landlord, as the case may be, represents the then value of the excess, if any, of (i) the aggregate of the Fixed Base Rent and the Additional Rent payable hereunder which would have been payable by Tenant (conclusively presuming the Additional Rent to be the same as was payable for the year immediately preceding such termination) for the period commencing with such earlier termination of this Lease or the date of any such re-entry, as the case may be, and ending with the Expiration Date, had this Lease not so terminated or had Landlord not so re-entered the Demised Premises, discounted to present value at the rate of four (4%) percent over (ii) the aggregate rental value of the Demised Premises for the same period, or

(b)Sums equal to the Fixed Base Rent and the Additional Rent (as above presumed) payable hereunder which would have been payable by Tenant had this Lease not so terminated, or had Landlord not so re-entered the Demised Premises, payable upon the due dates therefor specified herein following such termination or such re-entry and until the Expiration Date, provided, however, that if Landlord shall relet the Demised Premises during said period, Landlord shall credit Tenant with the net rents received by Landlord from such reletting, such net rents to be determined by first deducting from the gross rents as and when received by Landlord from such reletting, the expenses incurred or paid by Landlord in terminating this Lease or in re-entering the Demised Premises and in securing possession thereof, as well as the expenses of reletting, including altering and preparing the Demised Premises for new tenants, brokers’ commissions, and all other expenses properly chargeable against the Demised Premises and the rental therefrom; it being understood that any such reletting may be for a period shorter or longer than the remaining term of this Lease; but in no event shall Tenant be entitled to receive any excess of such net rents over the sums payable by Tenant to Landlord hereunder, nor shall Tenant be entitled in any suit for the collection of damages pursuant to this Subsection to a credit in respect of any net rents from a reletting, except to the extent that such net rents are actually received by Landlord. Damages shall also include the unamortized portion of any brokerage fees or commissions paid by Landlord.  If the Demised Premises or any part thereof should be relet in combination with other space, then proper apportionment on a square foot basis shall be made of the rent received from such reletting and of the expenses of reletting.

If the Demised Premises or any part thereof to be relet by Landlord for the unexpired portion of the term of this Lease, or any part thereof, before presentation of proof of such damages to any court, commission or tribunal, the amount of rent reserved upon such reletting shall, prima facie, be the fair and reasonable rental value for the Demised Premises, or part thereof, so relet during the term of the reletting.

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26.02.Suit or suits for the recovery of such damages, or any installments thereof, may be brought by Landlord from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the term of this Lease would have expired if it had not been so terminated under the provisions of Article 24, or under any provision of law, or had Landlord not re-entered the Demised Premises.  Nothing herein contained shall be construed to limit or preclude recovery by Landlord against Tenant of any sums or damages to which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any default hereunder on the part of Tenant.  Nothing herein contained shall be construed to limit or prejudice the right of Landlord to seek and obtain as liquidated damages by reason of the termination of this Lease or re-entry on the Demised Premises for the default of Tenant under this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved whether or not such amount be greater, equal to, or less than any of the sums referred to in Section 26.01.

26.03.In addition to the foregoing and without regard to whether this Lease is terminated, Tenant shall pay to Landlord upon demand, all costs and expenses incurred by Landlord, including reasonable attorney’s fees, with respect to any lawsuit instituted or defended or any action taken by Landlord to enforce all or any of the provisions of this Lease.

26.04.

Notwithstanding anything in this Article 26 to the contrary, if this Lease is terminated under the provisions of Article 24, or if Landlord shall re-enter the Demised Premises under the provisions of Article 25, or in the event of the termination of this Lease, or of re-entry, by or under any summary dispossess or other proceeding or action of any provision of law by reason of default hereunder on the part of Tenant, Landlord shall not have the right to seek or collect damages from Tenant for Fixed Base Rent or Additional Rent not yet due and payable (i.e., Landlord shall not have the right to accelerate such rent) unless and until any mortgagee of the Land or Building or Landlord’s interest therein accelerates its loan as a result of Tenant’s default beyond all applicable notice and cure periods hereunder.

ARTICLE 27

WAIVERS

27.01.

Tenant, for Tenant, and on behalf of any and all persons claiming through or under Tenant, including creditors of all kinds, does hereby waive and surrender all right and privilege which they or any of them might have under or by reason of any present or future law, to redeem the Demised Premises or to have a continuance of this Lease for the term hereby demised after being dispossessed or ejected therefrom by process of law or under the terms of this Lease or after the termination of this Lease as herein provided.

27.02.

In the event that Tenant is in arrears in payment of Fixed Base Rent or Additional Rent hereunder, Tenant waives Tenant’s right, if any, to designate the items against which any payments made by Tenant are to be credited, and Tenant agrees that Landlord may apply any payments made by Tenant to any items it sees fit, irrespective of and notwithstanding any designation or request by Tenant as to the items against which any such payments shall be credited.

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27.03.

Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either against the other on any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant’s use or occupancy of the Demised Premises, including any claim of injury or damage, or any emergency or other statutory remedy with respect thereto.

ARTICLE 28

NO OTHER WAIVERS OR MODIFICATIONS

28.01.The failure of either Party to insist in any one or more instances upon the strict performance of any one or more of the obligations of this Lease, or to exercise any election herein contained, shall not be construed as a waiver or relinquishment for the future of the performance of such one or more obligations of this Lease or of the right to exercise such election, but the same shall continue and remain in full force and effect with respect to any subsequent breach, act, or omission. No executory agreement hereafter made between Landlord and Tenant shall be effective to change, modify, waive, release, discharge, terminate or effect an abandonment of this Lease, in whole or in part, unless such executory agreement is in writing, refers expressly to this Lease and is signed by the Party against whom enforcement of the change, modification, waiver, release, discharge, or termination of effectuation of the abandonment is sought.

ARTICLE 29

CURING TENANT’S DEFAULTS

29.01.If Tenant shall default in the performance of any of Tenant’s obligations under this Lease, Landlord, without thereby waiving such default, may (but shall not be obligated to) perform the same for the account and at the expense of Tenant, without notice, in a case of emergency, and in any other case, only if such default continues after the expiration of (i) ten (10) business days from the date Landlord gives Tenant notice of its intention to cure, or (ii) the applicable grace period provided in Section 24.02 or elsewhere in this Lease for cure of such default, whichever occurs later.

ARTICLE 30

BROKER

30.01.Tenant and Landlord each covenants, warrants, and represents to the other that there was no broker except the Broker instrumental in consummating this Lease and that no conversations or negotiations were had with any broker except Broker concerning the renting of the Demised Premises.  Tenant agrees to hold Landlord harmless against any claims for a brokerage commission arising out of any conversations or negotiations had by Tenant with any broker except Broker.   Landlord agrees to hold Tenant harmless against any claims for a brokerage commission arising out of any conversations or negotiations had by Landlord with any broker including Broker. Landlord agrees to pay Broker pursuant to a separate agreement.

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ARTICLE 31

NOTICES

31.01.Any notice, statement, demand, or other communications required or permitted to be given, rendered, or made by either party to the other, pursuant to this Lease or pursuant to any applicable law or requirement of public authority, shall be in writing (whether or not so stated elsewhere in this Lease) and shall be deemed to have been properly given, rendered or made, if sent by (i) registered or certified mail, return receipt requested, or (ii) by reputable overnight courier, in either case addressed to the other Party at the address hereinabove set forth in the opening paragraph of this Lease (except that after the Commencement Date, Tenant’s address shall be the Demised Premises, with a copy sent simultaneously and in like manner to Tenant at 499 Park Avenue, Suite 1200, New York, NY 10022 Attn: Legal, with an additional copy sent by email to legal@urogen.com), and shall be deemed to have been given, rendered, or made three (3) business days following the date of mailing or on the first business day after it was sent by overnight courier, as the case may be. Either Party may, by notice as aforesaid, designate a different address or addresses for notices, statements, demands, or other communications intended for it.  In the event of the cessation of any mail delivery for any reason, personal delivery shall be substituted for the aforementioned method of serving notices.

ARTICLE 32

ESTOPPEL CERTIFICATE

32.01 Tenant agrees, within twenty (20) days after written request, to execute and deliver to Landlord a statement certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), certifying the dates to which the Fixed Base Rent and Additional Rent have been paid, whether any dispute exists with respect thereto and stating whether or not, to Tenant’s best knowledge, Landlord is in default in performance of any of its obligations under this Lease, and, if so, specifying each such default of which Tenant may have knowledge and any other information which Landlord shall reasonably require, it being intended that any such statement delivered pursuant hereto may be relied upon by others.

ARTICLE 33

Intentionally Deleted

ARTICLE 34

REPRESENTATIONS, CONSTRUCTION, GOVERNING LAW

34.01.Landlord represents and warrants that, to the best of Landlord’s actual knowledge, as of the Commencement Date, the Building complies with all applicable laws, rules, ordinances, and regulations, including without limitation all zoning, fire, life safety, building codes, environmental laws, and the Americans with Disabilities Act (“ADA”) (as amended) (collectively, the “Laws”).  Subject to the foregoing, Tenant expressly acknowledges and agrees that Landlord has not made and is not making, and Tenant, in executing and delivering this Lease, is not relying

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upon any warranties, representations, promises or statements, except to the extent that the same are expressly set forth in this Lease. It is understood and agreed that all understandings and agreements heretofore had between the parties are merged in this Lease, which alone fully and completely express their agreements and that the same are entered into after full investigation, neither party relying upon any statement or representation not embodied in this Lease made by the other. Landlord further represents that, to Landlord’s actual knowledge:

(a) there are no pending or threatened action against Landlord or the Building relating to any alleged violations of the Laws from any governmental authority or third party; and

(b) Landlord is not aware of the existence of any Hazardous Substances at, on or under the Property that require remediation under any Environmental Laws.  For purposes of this subsection: “Hazardous Substances” means any pollutant, toxic substance, hazardous substance, hazardous waste or any similar term as defined in any Environmental Law; and “Environmental Laws” means any Law applicable to Landlord or the Property and relating to environmental matters or concerning pollution or protection of the environment, including Laws governing the use, storage, disposal, discharge, cleanup or reporting of Hazardous Substances.

As used in this Section and elsewhere in the Lease, to “Landlord’s actual knowledge” shall mean actual, and not any implied, imputed or constructive knowledge, without any investigation by Landlord.

34.02.If any of the provisions of this Lease, or the application thereof to any person or circumstances, shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such provision or provisions to persons or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected thereby, and every provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

34.03.This Lease shall be governed in all respects by the laws of the State of New Jersey, without regard to any conflict of law principles that might otherwise cause the laws of a different jurisdiction to govern or apply.

34.04.In the event of any litigation, arbitration, or other legal proceedings that may arise between the Parties to enforce any of the provisions of this Lease, or any right of either Party hereunder except for litigation as described in Article 26.03, the prevailing Party shall be entitled to recover its costs, expenses, and reasonable attorneys’ fees in addition to any other relief to which such Party many be entitled.  An award for such costs, expenses, and reasonable attorneys’ fees may be included in any judgment rendered in such litigation, arbitration, or other legal proceeding.  This paragraph shall survive the termination of this Lease.

ARTICLE 35

SECURITY

35.01.Tenant shall deposit with Landlord the Security Deposit upon the execution of this Lease.  The Security Deposit shall be held by Landlord as security for the faithful performance by Tenant of all the terms of this Lease by said Tenant to be observed and performed.  The Security Deposit shall not and may not be mortgaged, assigned, transferred, or encumbered by Tenant,

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without the written consent of Landlord, and any such act on the part of Tenant shall be without force and effect and shall not be binding upon Landlord.  If any of the Fixed Base Rent or Additional Rent herein reserved or any other sum payable by Tenant to Landlord shall be overdue and unpaid beyond applicable notice and cure periods, or if Landlord makes payment on behalf of Tenant, or if Tenant shall fail beyond applicable notice and cure periods to perform any of the terms, covenants, and conditions of this Lease then Landlord may, at its option and without prejudice to any other remedy which Landlord may have on account thereof, appropriate and apply the so much of the Security Deposit as may be necessary to compensate Landlord toward the payment of Fixed Base Rent or Additional Rent and any loss or damage sustained by Landlord due to such breach on the part of Tenant, plus expenses; and Tenant shall forthwith within ten (10) business days after demand restore the Security Deposit to the original sum deposited.  The issuance of a warrant and/or the re-entering of the Demised Premises by Landlord for any default on the part of Tenant or for any other reason prior to the expiration of the term shall not be deemed such a termination of this Lease as to entitle Tenant to the recovery of the Security Deposit.  If Tenant complies with all of the terms, covenants, and conditions of this Lease and pays all of the Fixed Base Rent and Additional Rent and all other sums payable by Tenant to Landlord as they fall due, the Security Deposit shall be returned in full to Tenant within thirty (30) days after the expiration of the Term of this Lease and Tenant’s satisfaction of all its obligations accruing prior to this Lease expiration date.  In the event of bankruptcy or other creditor-debtor proceedings against Tenant, the Security Deposit and all other securities shall be deemed to be applied first to the payment of Fixed Base Rent and Additional Rent and other charges due Landlord for all periods prior to the filing of such proceedings.  In the event of sale by Landlord of the Building, Landlord shall deliver the then balance of the Security Deposit to the transferee of Landlord’s interest in the Demised Premises and Landlord shall thereupon be discharged from any further liability with respect to the Security Deposit and this provision shall also apply to any subsequent transferees.  No holder of a superior mortgage to which this Lease is subordinate shall be responsible in connection with the Security Deposit, by way of credit or payment of any Fixed Base Rent or Additional Rent, or otherwise, unless such mortgagee actually shall have received the entire Security Deposit.

35.02.The Security shall be in the form of an irrevocable, clean “Evergreen” automatically renewable commercial letter of credit (the "Letter of Credit") in the form annexed hereto as Exhibit I, issued by a “Confirming Bank” which shall mean a bank which is authorized by the State of New Jersey to conduct banking business in the State of New Jersey, and is a member of the New York Clearing House Association.  The Confirming Bank shall have combined capital, surplus and undivided profits of at least $500 million and a long-term rating of at least “Aa”, as published by Moody’s Investors Services, Inc., or its successor (collectively, the “Confirming Bank Criteria”).  If at any time during the term of this Lease, the Confirming Bank does not maintain the Confirming Bank Criteria, then Landlord may so notify Tenant and, unless Tenant delivers a replacement Letter of Credit from another bank meeting the Confirming Bank Criteria within ninety (90) days after receipt of such notice, Landlord may draw the full amount of the Letter of Credit and hold the proceeds as a cash security deposit in accordance with this Article 35.  The Letter of Credit shall provide that it shall be fully transferable by Landlord to any transferee of Landlord’s interest in the Demised Premises with any transfer fee paid by the beneficiary, and which shall also provide for presentation and payment in the City of New York, (or if not able to be presented in the City of New York, able to be presented via facsimile or other electronic method) which shall permit Landlord (a) to draw thereon up to the full amount of the

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credit evidenced thereby (but partial drawings shall be permitted) in the event of any default by Tenant beyond applicable notice and cure periods in the terms, provisions, covenants or conditions of this Lease or (b) to draw the full amount thereof to be held as  cash security pursuant to Article hereof if for any reason the Letter of Credit is not renewed within thirty (30) days prior to its expiration date, in which event Landlord covenants and agrees to deposit same in an interest bearing account or certificate.  Landlord shall be entitled to and shall be paid the lesser of (x) interest earned on such cash security deposit or (y) to 1% per annum of such security deposit for administration of such security account or certificate solely to the extent held as cash pursuant to the preceding sentence.  The remainder of the interest on such account or certificate shall belong to Tenant, but shall be retained by Landlord as additional security in accordance with the terms of this paragraph.  The Letter of Credit (and each renewal thereof) shall (i) be for a term of not less than one (1) year (except that the last Letter of Credit shall be for a term expiring sixty (60) days after the Expiration Date), (ii) expressly provide for the issuing bank to notify Landlord in writing not less than sixty (60) days prior to its expiration as to its non-renewal, and (iii) if not so renewed each year (or later period of expiration) shall be immediately available for Landlord to draw up to the full amount of such credit (to be held as cash security as aforesaid).  Not less than thirty (30) days prior to the expiration date of each Letter of Credit (and every renewal thereof if not automatically renewed by its terms), Tenant shall deliver a renewal Letter or if Tenant is not renewing the then current Evergreen Letter, Tenant shall deliver to Landlord a new Letter of Credit subject to all of the conditions aforesaid, all to the intent and purposes, that a Letter of Credit in the sum of $100,000.00 shall be in effect during the entire term of this lease. In the event Tenant is issuing a new Letter of Credit, Landlord shall deliver the Letter of Credit being replaced to Tenant concurrently with receipt of the new Letter of Credit. The Letter of Credit shall specifically provide that any transfer fees shall be payable by the beneficiary.  Failure by Tenant to comply with the provisions of this Article shall be deemed a material default hereunder entitling Landlord to exercise any and all remedies as provided in this Lease for default in the payment of Fixed Base Rent and, to draw on the existing Letter of Credit up to its full amount.

ARTICLE 36

PARTIES BOUND

36.01.The obligations of this Lease shall bind and benefit the successors and assigns of the Parties with the same effect as if mentioned in each instance where a Party is named or referred to, except that no violation of the provisions of Article 8 shall operate to vest any rights in any successor or assignee of Tenant and that the provisions of this Article shall not be construed as modifying the conditions of limitation contained in Article 24.  However, the obligations of Landlord under this Lease shall not be binding upon Landlord herein named with respect to any period subsequent to the transfer of its interest in the Building as owner or Tenant thereof and in event of such transfer, said obligations shall thereafter be binding upon each transferee of the interest of Landlord herein named as such owner or Tenant of the Building, but only with respect to the period ending with a subsequent transfer within the meaning of this Article.

36.02.If Landlord shall be an individual, joint venture, tenancy in common, partnership, trust, unincorporated association, or other unincorporated aggregate of individuals and/or entities or a corporation, Tenant shall look only to such Landlord’s estate and property in the Property and the rents and proceeds therefrom  and, where expressly so provided in this Lease, to offset against

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the rents payable under this Lease for the collection of a judgment (or other judicial process) which requires the payment of money by Landlord in the event of any default by Landlord hereunder.  No other property or assets of such Landlord shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant’s remedies under or with respect to this Lease, the relationship of Landlord and Tenant hereunder, or Tenant’s use or occupancy of the Demised Premises.  The Parties agree that except as otherwise expressly set forth herein, neither party shall be liable to the other for any special, indirect, or consequential damages arising out of Landlord’s breach of this Lease.

ARTICLE 37

CONSENTS

37.01.Wherever it is specifically provided in this Lease that a Party’s consent is not to be unreasonably withheld, a response to a request for such consent shall also not be unreasonably delayed or conditioned.  If either Landlord or Tenant considers that the other had unreasonably withheld, delayed, or conditioned a consent, it shall so notify the other Party within ten (10) days after receipt of notice of denial of the requested consent or, in case notice of denial is not received, within ten (10) days after making its request for the consent, or in the case such requested consent is conditioned, within ten (10) days of receiving notice of such condition.

37.02.Tenant hereby waives any claim for damages against Landlord which it may have based upon any assertion that Landlord has unreasonably withheld or unreasonably delayed any such consent, and Tenant agrees that its sole remedy shall be an action or proceeding to enforce any such provision or for specific performance, injunction or declaratory judgment.  The sole remedy for Landlord’s unreasonably withholding, conditioning or delaying of consent shall be as provided in this Article.

ARTICLE 38

MORTGAGE FINANCING - TENANT COOPERATION

38.01.In the event that Landlord desires to seek mortgage financing secured by the Demised Premises or Landlord’s interest therein, Tenant agrees to reasonably cooperate with Landlord in support of Landlord’s application(s) by delivery to Landlord’s mortgage broker or mortgagee, an estoppel certificate as described in Article 32 and such other information as they shall reasonably require with respect to Tenant’s occupancy of the Demised Premises, provided however that Tenant shall not be obligated to provide any financial statements other than its most recently filed Form 10-K or 10-Q.  Any such cooperation by Tenant pursuant to this Section shall be at no cost or expense to Tenant.

ARTICLE 39

ENVIRONMENTAL COMPLIANCE

39.01.Tenant shall, at Tenant’s sole cost and expense, comply with the New Jersey Industrial Site Recovery Act and the regulations promulgated thereunder (referred to as “ISRA”) as same relate to Tenant’s occupancy of the Demised Premises, as well as all other state, federal

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or local environmental law, ordinance, rule, or regulation either in existence as of the date hereof or enacted or promulgated after the date of this Lease, that concern the management, control, discharge, treatment and/or removal of hazardous discharges or otherwise affecting or affected by Tenant’s use and occupancy of the Demised Premises.  Tenant represents that Tenant’s North American Industry Classification System (“NAICS”) number does not subject it to ISRA.

ARTICLE 40

HOLDING OVER

40.01.Tenant will have no right to remain in possession of all or part of the Demised Premises after the expiration or earlier termination of the Term.  The parties recognize and agree that the damage to Landlord resulting from any failure by Tenant to timely surrender possession of the Demised Premises as aforesaid will be extremely substantial, will exceed the amount of the monthly installments of the Fixed Base Rent and Additional Rent theretofore payable hereunder, and will be impossible to accurately measure.  Tenant therefore agrees that if possession of the Premises is not surrendered to Landlord upon the expiration or termination of this Lease, in addition to any other rights or remedies Landlord may have hereunder or at law, and without in any manner limiting Landlord’s right to demonstrate and collect any damages suffered by Landlord and arising from Tenant’s failure to surrender the Demised Premises as provided herein, Tenant shall pay to Landlord on account of use and occupancy of the Demised Premises for each month and for each portion of any month during which Tenant holds over in the Demised Premises after the expiration or termination of this Lease, in addition to all Additional Rent otherwise required to be paid hereunder, (i) a sum equal to one hundred twenty five percent (125%) of the Fixed Base Rent which was payable under this Lease during the last month of the Term for the first three (3) months of holdover; and (ii) a sum equal to one hundred fifty percent (150%) of the Fixed Base Rent which was payable under this Lease during the last month of the Term thereafter.  In addition, Tenant agrees to indemnify and save Landlord harmless from and against all claims, losses, damages, liabilities, costs and expenses (including, without limitation, reasonable attorneys’ fees and disbursements) resulting from Tenant failing to so surrender the Premises within thirty (30) days after the expiration or termination of the Term, including, without limitation, any claims made by any succeeding tenant founded on such delay exceeding thirty (30) days. Nothing herein contained shall be deemed to permit Tenant to retain possession of the Demised Premises after the expiration or termination of this Lease or to limit in any manner Landlord’s right to regain possession of the Demised Premises through summary proceedings, or otherwise, and no acceptance by Landlord of payments from Tenant after the expiration or termination of this Lease shall be deemed to be other than on account of the amount to be paid by Tenant in accordance with the provisions of this Article 40.  The provisions of this Article 40 shall survive the expiration or termination of this Lease.

ARTICLE 41

CERTAIN DEFINITIONS AND CONSTRUCTIONS

41.01.The terms “include,” “including,” and “such as”, as used in this Lease, shall each be construed as if followed by the phrase “without being limited to.”

41.02.The various terms which are italicized and defined in other Articles of this Lease or are defined in Exhibits annexed hereto, shall have the meanings specified in such other Articles and such Exhibits for all purposes of this Lease and all agreements supplemental thereto, unless the context shall otherwise require.

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41.03.The submission of this Lease for examination does not constitute a reservation of, or option for, the Demised Premises, and this Lease becomes effective as a Lease only upon execution and delivery thereof by Landlord and Tenant.

41.04.The Article headings in this Lease and the Index prefixed to this Lease are inserted only as a matter of convenience in reference and are not to be given any effect whatsoever in construing this Lease.

41.05.This Lease shall be construed without regard to any presumption or other rule requiring construction against the Party causing this Lease to be drafted.

41.06.(a)References to Landlord as having no liability to Tenant or being without liability to Tenant, shall mean the Tenant is not entitled to terminate this Lease, or to claim actual or constructive eviction, partial or total, or to receive any abatement or diminution of rent, or to be relieved in any manner of any of its other obligations hereunder, or to be compensated.

(b)The term Laws and/or requirements of public authorities and words of like import shall mean laws and ordinances of any or all of the Federal, state, city, county, and borough governments and rules, regulations, orders and/or directives of any or all departments, subdivisions, bureaus, agencies, or office thereof, or of any other governmental, public, or quasipublic authorities, having jurisdiction in the premises, and/or the direction of any public officer pursuant to law.

(c)The term requirements of insurance bodies and words of like import shall mean rules, regulations, orders, and other requirements of the New Jersey Board of Fire Underwriters and/or similar body performing the same or similar functions and having jurisdiction or cognizance of the Building and/or the Demised Premises.

(d)The term repair shall be deemed to include restoration and replacement done in workmanlike manner as may be necessary to achieve and/or maintain good working order and condition.

(e)Reference to termination of this Lease includes expiration or earlier termination of the term of this Lease or cancellation of this Lease pursuant to any of the provisions of this Lease or to law.  Upon a termination of this Lease, the term and estate granted by this Lease shall end at noon of the date of termination as if such date were the date of expiration of the term of this Lease and neither Party shall have any further obligation or liability to the other after such termination (i) except as shall be expressly provided for in this Lease, or (ii) except for such obligation as by its nature or under the circumstances can only be, or by the provisions of this Lease, may be performed after such termination and, in any event, unless expressly otherwise provided in this Lease, any liability for a payment which shall have accrued to or with respect to any period ending at the time of termination shall survive the termination of this Lease.

ARTICLE 42

FURNITURE

An inventory of the furniture which is to be provided for Tenant’s use within the Demised Premises is attached hereto as Exhibit E (the “Landlord’s Furniture”). Landlord shall deliver the Demised Premises furnished with Landlord’s Furniture, all such Landlord’s Furniture to be in “as is” condition. Landlord makes no representations or warranties regarding the condition, fitness for a particular use or any other aspect of Landlord’s Furniture and Tenant shall use the furniture at

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its own risk. Notwithstanding the foregoing, Landlord represents and warrants that Landlord’s Furniture is owned by Landlord, free and clear of all liens and encumbrances. Tenant shall not remove, disassemble, repurpose, dispose of or sell any Landlord’s Furniture without Landlord’s prior written consent. Tenant shall immediately notify Landlord of any damage sustained by any of Landlord’s Furniture and provide Landlord the opportunity to inspect the damage. Tenant shall surrender Landlord’s Furniture together with the Premises at the end of the Term, in good condition, wear and tear excepted.

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ARTICLE 43

RENEWAL OPTIONS

43.01.Provided that at the time of the exercise of the applicable option to renew and as of the expiration of the then current Term (i) Tenant is not then in default beyond applicable notice and cure periods of the terms, covenants, and provisions of this Lease, and (ii) Tenant shall be in occupancy and possession of the Demised Premises pursuant to this Lease, Landlord hereby grants to Tenant the option (the “Renewal Option”) to renew the term of this Lease for two (2) additional periods of three (3) years each (each, a “Renewal Period”). The first Renewal Period, if the Renewal Option therefor is exercised, will commence on the day after the initial Expiration Date upon the same terms and conditions as set forth in this Lease other than the Fixed Base Rent which shall be the Fair Market Value of the Demised Premises at the time of the commencement of the Renewal Period multiplied by the rentable square footage of the Demised Premises (but in no event less than the Fixed Base Rent payable hereunder by Tenant for the last 12 months of the original Term).  The second Renewal Period, if the Renewal Option therefor is exercised, will commence on the day after the scheduled expiration of the first Renewal Period upon the same terms and conditions as set forth in this Lease other than the Fixed Base Rent which shall be the Fair Market Value of the Demised Premises at the time of the commencement of the second Renewal Period multiplied by the rentable square footage of the Demised Premises (but in no event less than the Fixed Base Rent payable hereunder by Tenant for the last 12 months of the first Renewal Period).  The Fixed Base Rent shall automatically increase on each anniversary of the commencement of the applicable Renewal Period by an amount equal to three percent (3%) over the Fixed Base Rent for the prior Lease Year.

43.02.Tenant shall exercise the first Renewal Option by giving written notice to Landlord (a “Renewal Notice”) not earlier than twelve (12) months and not later than nine (9) months prior to the initial Expiration Date, TIME BEING OF THE ESSENCE.  Tenant shall exercise the second Renewal Option, if applicable, by giving a Renewal Notice to Landlord not earlier than twelve (12) months and not later than nine (9) months prior to the scheduled expiration date of the first Renewal Period, TIME BEING OF THE ESSENCE.  If Tenant fails to give a Renewal Notice with respect to the first Renewal Option or the second Renewal Option, Tenant will be deemed to have waived such Renewal Option and the provisions of this Section shall be null and void.  The Renewal Options accorded in this Article 43 are personal to Tenant and may not be assigned except to an assignee of Tenant pursuant to a Permitted Transfer.

43.03.Fair Market Value shall mean the amount, on a per square foot basis, that a willing tenant would pay and a willing landlord would accept in an arms’ length transaction for office space comparable to the Demised Premises in the Plainsboro/Princeton New Jersey office market area, giving appropriate consideration to the recent renovations of the Building, tenant improvements, free rent periods, brokerage commissions, Tax and Operating Cost base years, and other applicable factors.

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43.04.For purposes of determining “Fair Market Value” for either Renewal Period, the following procedure shall apply:

(a)Landlord shall, within fifteen (15) business days after its receipt of a Renewal Notice, provide its written determination of the Fair Market Value at the commencement of the applicable Renewal Period (“Landlord’s Determination”) to Tenant.

(b)Within fifteen (15) business days after its receipt of Landlord’s Determination, Tenant may, if it does not agree with Landlord’s Determination, deliver notice to Landlord setting forth Tenant’s determination of the Fair Market Value at the commencement of the applicable Renewal Period (“Tenant’s Determination”).  If Tenant fails to object to Landlord’s Determination and provide Tenant’s Determination in writing within such fifteen (15) business day period, then Landlord’s Determination shall be deemed the Fair Market Value for the commencement of the applicable Renewal Period and shall be binding upon Tenant for purposes of determining Fixed Base Rent for such Renewal Period.

(c)If, within thirty (30) days after the delivery of Tenant’s Determination (the “Negotiation Period”), Landlord and Tenant shall mutually agree upon the determination of Fair Market Value (a “Mutual Determination”) for the commencement of the applicable Renewal Period, then their Mutual Determination shall constitute the Fair Market Value for purposes of determining Fixed Base Rent during the applicable Renewal Period.

(d)If Landlord and Tenant shall be unable to reach a Mutual Determination during the Negotiation Period, then Tenant may revoke its Renewal Notice at its sole option by advising Landlord in writing of such, or if Tenant fails or elects not to revoke its Renewal Notice then Landlord and Tenant shall jointly appoint an independent qualified commercial real estate broker with at least fifteen (15) years of office leasing experience in the Plainsboro/Princeton New Jersey office market area (the “Arbiter”) to determine Fair Market Value at the commencement of the applicable Renewal Period.  Notwithstanding anything herein to the contrary, Tenant shall have no right to revoke its Renewal Notice after the appointment of the Arbiter.

(e)If appointed, the Arbiter’s fee shall be borne equally by Landlord and Tenant.  In the event that Landlord and Tenant shall be unable to jointly agree on the designation of the Arbiter within fifteen (15) business days after the end of the Negotiation Period, then the Parties agree to allow the American Arbitration Association, or any successor organization, to designate the Arbiter in accordance with its commercial rules.

(f)The Arbiter shall conduct such investigations as he or she may deem appropriate and shall, within thirty (30) days after the date of designation of the Arbiter, choose either Landlord’s Determination or Tenant’s Determination only, and such choice by the Arbiter shall be conclusive and binding upon Landlord and Tenant for purposes of determining Fixed Base Rent at the commencement of the applicable Renewal Period.  Each Party shall pay its own counsel fees and expenses, if any, in connection with any arbitration under this Article.  The Arbiter shall not have the power to add to, modify or change any of the provisions of this Lease.

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ARTICLE 44

RIGHT OF FIRST OFFER

44.01Right of First Offer. So long as no default exists beyond applicable notice and cure periods either at the time that Landlord is obligated to give notice according to this Section or on the date on which Landlord would otherwise deliver possession of the First Offer Space (as that term is defined in this Section), Tenant will have a continuing right of first offer (the "Right of First Offer") to lease space on the Third Floor of the Building (the "First Offer Space"). Tenant's right to the First Offer Space is subject to the rights of any tenants under any leases hereafter existing of any space in the Building ("third party leases"), including any options to lease, rights of expansion, rights of first refusal, or other options or rights of any tenants ("third party rights") under any third party leases.  Landlord hereby confirms to Tenant that there are currently no existing third party rights.

44.02Exercise of Right of First Offer. The Right of First Offer will be exercised in accordance with, and subject to, the following terms and conditions:

(a)	Landlord shall notify Tenant in writing if it decides to lease the First Offer Space. Landlord's notice will include:
(i)	the specific location of the First Offer Space and the rentable area comprising the First Offer Space;
(ii)	the approximate date on which the First Offer Space will become available for occupancy by Tenant; and
(iii)	the improvements, if any, as Landlord is willing to make to the First Offer Space.
(b)

Within ten (10) business days after Tenant's receipt of Landlord's notice, Tenant will exercise the Right of First Offer for the entirety of the First Offer Space, or the offer will expire as set forth in Paragraph (e) of this Article. If Tenant exercises the Right of First Offer, then the leasing of the First Offer Space will be on the same terms and conditions as the Lease except:

(i)

If within the first two Lease Years of the Term, the Fixed Base Rent shall be at the same per square foot rental rate as then applicable to the Demised Premises.  If after the expiration of Lease Year 2, the Fixed Base Rent to be paid for all the First Offer Space will be the Fair Market Value as then determined by Landlord pursuant to Article 43. Tenant shall also pay all Additional Rent allocable to the First Offer Space.

(ii)

Tenant's obligation to pay Rent for the First Offer Space will commence on the date such space is made available to Tenant, but not sooner than the date specified in Landlord's notice unless Tenant occupies the First Offer Space prior to such date, and will continue through the expiration or earlier termination of the Term of the Lease.

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(iii)

Landlord will deliver and Tenant will accept the First Offer Space in its then existing condition, on an "as is" basis. Tenant will not be entitled to receive any contribution or allowance from Landlord for improvement of the First Offer Space.

(c)

The rentable area of the Premises will be adjusted appropriately to include the rentable area of the First Offer Space and Landlord and Tenant will execute, at the request of either, an instrument stating the rentable area of the expanded Demised Premises, as so adjusted.

(d)	Tenant's right to occupy the First Offer Space will continue to and end at the same time as its right to occupy the Demised Premises.
(e)

If Tenant does not exercise the Right of First Offer as to the First Offer Space strictly in accordance with this Section, time being of the essence, the Right of First Offer will cease to exist as to the First Offer Space and Landlord shall be free for a period of twelve (12) months to lease the First Offer Space on such terms as Landlord may determine and without any restrictions by reason of this Lease.  In the event Landlord does not consummate a lease within such twelve (12) month period, the First Offer Space shall again be subject to Tenant’s Right of First Offer.

(f)

Tenant cannot assign its Right of First Offer to any sublessee of the Premises, or to any assignee of the Lease other than an assignee pursuant to a Permitted Transfer, or to any other person; however, if the Tenant has exercised the Right of First Offer and has leased a First Offer Space, then Tenant's right to sublease the First Offer Space, or to assign its rights under the Lease to the First Offer Space, will be subject to Article 8.  Tenant’s Right of First Offer will expire upon any assignment of the Lease or sublease of the Demised Premises other than, in either case, a Permitted Transfer.

(g)	Upon inclusion of the First Offer Space, all references in the Lease to the "Premises" or “Demised Premises” shall be deemed to include the First Offer Space.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Lease Agreement as of the day and year first above written.

WITNESS:	LANDLORD:

WITMAN PROPERTIES, L.L.C., a New Jersey limited liability company

/s/ Witness	By:	/s/Eric Witmondt
Name: Eric Witmondt
Title: Manager

ALEXANDER ROAD AT DAVANNE, L.L.C., a New Jersey limited liability company

/s/ Witness	By:	/s/Michael Mandelbaum
Name: Michael Mandelbaum
Title: Manager

ATTEST:	TENANT:

UROGEN PHARMA INC., a Delaware corporation

	By:	/s/Stephen Mullennix
Name: Stephen Mullennix
Title: COO

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EXHIBIT A

DEMISED PREMISES

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EXHIBIT B

CLEANING AND MAINTENANCE SPECIFICATIONS

Landlord will provide building standard cleaning services to the tenant area and the ground floor lobby area in accordance with the following specifications:

NIGHTLY (Monday through Friday, except Building Holidays)

1.GENERAL CLEANING

a.	Empty all waste and recycling receptacles, removing waste and recycling material to designated central location for disposal.
b.	Empty and damp wipe clean all ashtrays. Screen and clean all sand urns, wipe exterior of sand urns.
c.	Wash and disinfect all water coolers and drinking fountains.
d.

Wipe clean fingermarks, smudges, etc. from all doors, security desks, wall surfaces, furniture system trim, fixtures, cabinets, files, conference tables, chairs, partition glass, flat ledges, heating units, baseboards, blinds and window ledges.

e.	Replace plastic liners in all waste-disposal cans.
f.	Hand brush and/or vacuum all upholstered furniture, including furniture system fabric panels.
g.	Doors: Wash and wipe clean all kick panels, push/pull areas.
h.	Wash and disinfect all public telephones.
i.	Wipe down mail chute and mail depository nightly.

2.FLOORS

Group A	- Ceramic tile, marble, terrazzo.
Group B	- Linotile, asphalt, koroseal, plastic vinyl, rubber, wood, cork, or other types of floors and base.
a.	All floors in Group A to be swept and wet-mopped. Move light furniture, planters and equipment other than desks and files.
b.	All floors in Group B to be dry mopped, using a “dustdown” preparation, and spots to be removed by wet process.
c.	Main lobby to be machine buffed nightly.

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3.VACUUMING

a.

Vacuum all rugs and carpeted areas, moving light furniture and office equipment other than desks and file cabinets. Spot clean to remove soluble spots which safely respond to standard spotting procedures without risk of injury to color or fabric.

4.WASHROOMS AND TOILETS

a.	Sweep, mop, rinse, and dry floors. Polish mirrors, chrome plumbing and bright-work. Clean enameled surfaces.
b.	Wash and disinfect basins, urinals, and bowls using scouring powder to remove stains, making certain to clean undersides of rims of urinals and bowls.
c.	Wash and disinfect both sides of all toilet seats.
d.	Supply and service all toilet tissue, soap, towels, and sanitary napkins. Sanitary napkins will be supplied in coin operated dispensers.
e.	All wastepaper cans and all receptacles are to be emptied and new plastic liners installed.
f.	Hand dust and wash clean all partitions, tile walls, dispensers, and receptacles in lavatories and vanity area.
g.	Empty and clean sanitary disposal receptacles and install new plastic liners.

5.ELEVATORS

a.	Clean the floor in accordance with specifications outlined above based upon the type of flooring installed. The doors, metal wall surfaces, wood wall surfaces, ceiling and fixtures shall be dusted.

6.GLASS

a.	Clean both sides of all lobby glass, building entrance doors, upper lobby glass, furniture system partition glass and interior wall glass.

7.STAIRWELLS

a.

Check all stairwells and landings nightly throughout entire demised area, and keep in clean condition.  All stairways and landings will be dry mopped nightly. Railings, ledges, and equipment will be dusted nightly.

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WEEKLY

8.GENERAL CLEANING

a.	Hand dust all office equipment, furniture, fixtures, including paneling, shelving, window sills and mullions, telephones and all flat surfaces with a treated cloth or yarn duster.

9.FLOORS

a.	Floors in Group B will be wet mopped weekly.

10.WASHROOMS AND TOILETS

a.	Wash down walls in washrooms and stalls, from trim to floor.

11.ELEVATORS

a.	The doors, surfaces and fixtures shall be damp wiped. The floors shall be stripped, waxed and machine buffed weekly.

12.STAIRWAYS

a.	These areas shall be stripped, waxed and buffed weekly. This will be governed by the amount of wear due to weather and other conditions.

13.MAIN LOBBY

a.	Clean walls with damp cloth and dust weekly.

MONTHLY

14.FLOORS

a.	Waxing, buffing, stripping or machine scrubbing of the floors in Group A and B.

15.HIGH DUSTING

a.	Dust all closet shelving and wash all closet floors, when accessible.

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QUARTERLY

16.GLASS

a.	Clean inside of windows.

17.HIGH DUSTING

a.	Damp dust all pictures, charts, graphs, light fixtures, etc., not reached in nightly cleaning.
b.	Dust clean all vertical surfaces such as walls, partitions, doors, door bucks and other surfaces not reached in nightly cleaning.
c.	Damp dust air conditioning diffusers, wall grills, door louvers, registers and Venetian blinds.

SEMI ANNUALLY

18.GLASS

a.	Clean all doors and exterior side of exterior windows.

ANNUALLY

19.HIGH DUSTING

a.	Dust interior and exterior of light fixtures.

MISCELLANEOUS

a.	On completion of work, all slop sinks are to be thoroughly cleaned, and cleaning equipment to be stored neatly in designated locations.
b.

All cleaning services except those performed by day porters, window cleaners, and matrons are to be performed nightly, five nights per week.  No Saturday, Sunday or Building holiday service to be provided.  In no event shall performance of any cleaning service interfere with Tenant’s normal business operation.

c.

The Contractor or Landlord is to furnish all necessary approved cleaning materials, implements, and machinery for the satisfactory completion of the work.  This includes scaffolding, vacuum machines, scrubbing machines, etc.

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d.	Contractor shall furnish proof of liability and property damage insurance reasonably acceptable to Landlord, and Worker’s Compensation Insurance in amounts required under the laws of New Jersey.
e.	Tenant will be charged for cleaning services in excess of the specifications outlined above.
f.

Tenant will be charged for the incremental cost to clean any areas of the Demised Premises used for special purposes requiring more difficult cleaning work than office areas including, but not limited to, private toilets and showers, dining areas, cafeteria, kitchen, etc.

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EXHIBIT C

RULES AND REGULATIONS

1.The rights of tenants in the entrances, corridors, elevators, and escalators of the Building are limited to ingress to and egress from the tenants’ demised premises for the tenants and their employees, licensees, and invitees, and no tenant shall use or permit the use of the entrances, corridors, escalators, or elevators for any other purpose.  No tenant shall invite to the tenant’s demised premises, or permit the visit of, persons in such numbers or under such conditions as to interfere with the use and enjoyment of any of the plazas, entrances, corridors, escalators, elevators, and other facilities of the Building by other tenants. Fire exits and stairways are for emergency use only, and they shall not be used for any other purpose by the tenants, their employees, licensees, or invitees.  No tenant shall encumber or obstruct, or permit the encumbrance or obstruction of any of the sidewalks, plazas, entrances, corridors, escalators, elevators, fire exits, or stairways of the Building.  Landlord reserves the right to control and operate the public portions of the Building and the public facilities, as well as facilities furnished for the common use of the tenants, in such manner as it deems best for the benefit of the tenants generally.

2.The Landlord may refuse admission to the Building outside of ordinary business hours to any person not having a pass issued by Landlord or the tenant whose demised premises are to be entered or not otherwise properly identified, and may require all persons admitted to or leaving the Building outside of ordinary business hours to register.  Any person whose presence in the Building at any time shall, in the judgment of the Landlord, be prejudicial to the safety, character, reputation, and interests of the Building or of its tenants may be denied access to the Building or may be ejected therefrom.  In case of invasion, riot, public excitement, or other commotion, the Landlord may prevent all access to the Building during the continuance of the same, by closing the doors or otherwise, for the safety of the tenants and protection of property of the Building.  Landlord may require any person leaving the Building with any package or other object to exhibit a pass from the tenant from whose premises the packaging or object is being removed, but the establishment and enforcement of such requirement shall not impose any responsibilities on the Landlord for the protection of any tenant against the removal of property from the premises of the tenant.  Landlord shall in no way be liable to any tenant for damages or loss arising from the admission, exclusion, or ejection of any person to or from the tenant’s premises or the Building under the provisions of this rule.  Canvassing, soliciting, or peddling in the Building is prohibited, and every tenant shall cooperate to prevent the same.

3.No tenant shall obtain or accept for use in its demised premises ice, food for on premises preparation other than warming, beverage towel, barbering, boot blackening, floor polishing, lighting maintenance, cleaning, or other similar services from any persons not authorized by Landlord in writing to furnish such services, provided that the charges for such services by persons authorized by Landlord are not excessive and where appropriate and consonant with the security and proper operation of the Building sufficient persons are so authorized for the same service to provide tenants with a reasonably competitive selection.  Such services shall be furnished only at such hours, in such places within the Tenant’s Demised Premises and under such reasonable regulations as may be fixed by Landlord.  Tenant may have a coffee service, subject to Landlord’s approval, and a kitchen for the use of its employees commensurate with normal office use.

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4.The cost of repairing any damage to the public portions of the Building or the public facilities or to any facilities used in common with other tenants, caused by a tenant or the employees, licensees, or invitees of the tenant shall be paid by such tenant.

5.No lettering, sign, advertisement, notice or object shall be displayed in or on the windows or doors, or on the outside of any tenant’s demised premises, or at any point inside any tenant’s premises where the same might be visible outside of such demised premises, except that the name of the tenant may be displayed on the entrance door of the tenant’s demised premises, and in the elevator lobbies of the floors which are occupied entirely by any tenant, subject to the approval of the Landlord as to the size, color, and style of such display. The inscription of the name of the tenant on the door of the tenant’s demised premises shall be done by Landlord at the expense of the tenant.

6.No awnings or other projections over or around the windows shall be installed by any tenant, and only such window blinds as are supplied or permitted by Landlord shall be used in a tenant’s demised premises.  Linoleum, tile, or other floor covering shall be laid in a tenant’s demised premises only in a manner approved by Landlord.

7.Landlord shall have the right to prescribe the weight and position of safes and other objects of excessive weight, and no safe or other object whose weight exceeds the lawful load for the area upon which it would stand shall be brought into or kept upon a tenant’s demised premises.  If, in the judgment of Landlord, it is necessary to distribute the concentrated weight of any heavy object, the work involved in such distribution shall be done at the expense of the tenant and in such manner as the Landlord shall determine.  The moving of safes and other heavy objects shall take place only outside of ordinary business hours upon previous notice to the Landlord, and the persons employed to move the same in and out of the Building shall be reasonably acceptable to the Landlord and if so required by law, shall hold a Master Rigger’s license.  Freight, furniture, business equipment, merchandise, and bulky matter of any description shall be delivered to and removed from the demised premises only in the freight elevators and through the service entrances and corridors, and only during hours and in a manner approved by Landlord. Arrangements will be made by Landlord with any tenant for moving large quantities of furniture and equipment into or out of the Building.

8.No machines or mechanical equipment of any kind other than typewriters and other ordinary portable business machines, may be installed or operated in any tenant’s demised premises without Landlord’s prior written consent, and in no case (even where the same are of a type so accepted or as so consented to by Landlord) shall any machines or mechanical equipment be so placed or operated as to disturb other tenants; but machines and mechanical equipment which may be permitted to be installed and used in a tenant’s demised premises shall be so equipped, installed and maintained by such tenant as to prevent any disturbing noise, vibration, or electrical or other interference from being transmitted from such premises to any other area of the Building.

9.No noise, including the playing of any musical instruments, radio or television, which, in the judgment of Landlord might disturb other tenants in the building, shall be made or permitted by any tenant, and no cooking shall be done in the tenant’s demised premises, except as expressly approved by Landlord.  Nothing shall be done or permitted in any tenants’ demised premises, and nothing shall be brought into or kept in any tenants’ demised premises, which would impair or interfere with any of the Building services or the proper and economic heating, cleaning,

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or other servicing of the Building or the demised premises, or the use of enjoyment by any other tenant of any other demised premises, nor shall there be installed by any tenant any ventilating, air conditioning, electrical or other equipment of any kind which, in the judgment of Landlord, might cause any such impairment or interference.  No dangerous, inflammable, combustible, or explosive object or material shall be brought into the building by any tenant or with the permission of any tenant. Any cuspidors or similar containers or receptacles used in any tenants’ demised premises shall be cared for and cleaned by and at the expense of the tenant.

10.No acids, vapors, or other materials shall be discharged or permitted to be discharged into the waste lines, vents or flues of the Building which may damage them.  The water and wash closets and other plumbing fixtures in or serving any tenant’s premises shall not be used for any purpose other than the purposes for which they were designed or constructed, and no sweepings, rubbish, rags, acids or other foreign substances shall be deposited therein.

11.No additional locks or bolts of any kind shall be placed upon any of the doors or windows in any tenants’ demised premises and no lock on any door therein shall be changed or altered in any respect.  Additional keys for a tenant’s demised premises and toilet rooms shall be procured only from the Landlord, which may make a reasonable charge therefor.  Upon the termination of a tenant’s lease, all keys of the tenant’s demised premises and toilet rooms shall be delivered to the Landlord.

12.All entrance doors in each tenants’ demised premises shall be left locked, and all windows shall be left closed by the tenant when the tenant’s demised premises are not in use.  Entrance doors shall not be left open at any time.

13.Hand trucks not equipped with rubber tires and side guards shall not be used within the Building.

14.All windows in each tenant’s demised premises shall be kept closed and all blinds therein above the ground floor shall be lowered when and as reasonably required because of the position of the sun, during the operation of the Building air conditioning system to cool or ventilate the tenant’s demised premises.

15.Landlord reserves the right to rescind, alter, or waive any rule or regulation at any time prescribed for the Building when, in its judgment, it deems it necessary, desirable, or proper for its best interest and for the best interests of the tenants, and no alteration or waiver of any rule or regulation in favor of one tenant shall operate as an alteration or waiver in favor of any other tenant.  Landlord shall not be responsible to any tenant for the non-observance or violation by any other tenant of any of the rules and regulations at any time prescribed by the Building.

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EXHIBIT D

SIGNAGE

(Reserved)

D-1

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EXHIBIT E

FURNITURE

E-1

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1 Narrow pine table
1 area rug
2 under counter s/s refrigerators
1 s/s dishwasher
1 wall cabinet
1 s/s microwave

Room # 419 CEO Office

1 wall credenza
2 cloth back chairs
1 cloth back sofa
1 coffee table
1 round conference table
5 conference chairs
1 u shaped desk
1 rolling desk chair
1 end table

Room # 427 Conference room

1 rectangle conference table seats 6
6 leather back rolling chairs
1 credenza

Rooms #'s 424, 426, 430, 429, 428, 431

1 each u shaped desk
2 each guest chairs
1 each white board (431 missing white board)
1 each upper desk cabinet (missing in 431)

Room # 432 corner office

1 cloth couch
1 round conference table
5 conference table chairs
1 u shaped desk
1 rolling desk chair
1 upper desk cabinets
1 wall credenza
1 white board
1 cloth chair

Room # 435 conference room

1 Credenza
1 6 section cloth wall couch with 2 small marble tables

Room # 421

1 room 419 private toilet

Room # 420

1 room 419 private restroom with shower

Room # 422

1 40-gallon hot water heater

Room # 423 Copy/Print Room

1 set of floor and wall cabinets

Room # 418 Admin Area

1 reception style desk
1 chair

Room # 425 open office area

2 desk cubicles with tops
2 under cabinet file cabinets (2x)
1 storage shelf
2 rolling desk chairs (1 missing)

Room # 433

1 u shaped desk
1 rolling desk chair
2 guest chairs
1 Upper desk cabinet

Room # 434

1 u shaped desk
1 rolling desk chair
2 guest chairs
1 Upper desk cabinet

Room 437 Open Office area

E-2

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1 round conference table seats 8
8 white leather style rolling chairs
1 credenza

Room #'s 438,442, 443

1 each u shaped desk
1 each rolling desk chair
1 each white board
2 each guest chairs
1 Upper desk cabinet

Room # 444 Conference Room

1 rectangle table seats 10
10 white leather style rolling chairs
1 credenza

Room # 457

1 round conference table
5 guest chairs
1 u shaped desk
1 white board
1 credenza
1 Upper desk cabinet

Room # 449 Server Room

Room # 451 Admin Area
1 cubicle
1 under counter file cabinet
1 4" file cabinet
missing chair

Room # 460 open office area 1 -3

3 small desk

8 cubicles
8 under desk file cabinets
8 4' file cabinets
8 upper shelf units
5 rolling desk chairs cubes 4,5 and 8 missing

Room # 439 Storage
empty

Room # 446 Storage
2 5' black steel shelving

Rooms #'s 445, 454,455, 456, 452

1 each u shaped desk
1 each rolling desk chair
1 each white board
1 each wall cabinet

Rooms 448 & 447 Closets

Room # 453 Storage

Room # 458 Conference Room

1 round conference table seats 6
6 white leather back chairs
1 credenza

Room # 459
1 u shaped desk
1 rolling desk chair
2 guest chairs
1 white board
1 wall cabinet

Room # 460 open office area 4 - 9

6 cubicle stations

E-3

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EXHIBIT F

TENANT’S INITIAL IMPROVEMENTS

E-2

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EXHIBIT G

CERTIFICATE OF OCCUPANCY

(attach copy)

G-1

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EXHIBIT H

FORM OF SNDA

SUBORDINATION, NON-DISTURBANCE, ATTORNMENT AND ESTOPPEL AGREEMENT

This Subordination, Non-Disturbance, Attornment and Estoppel Agreement (“Agreement”) is dated as of the __ day of __________, 20__ and is by and among ______________________,  having an address at _____________________________________ (hereinafter called “Lender”); ________________________, having an office at _______________________, New Jersey _________  (hereinafter called “Tenant”); and __________________, a ________ corporation/ limited liability company having an address at _______________________, New Jersey ___________ (hereinafter called “Landlord”).

Witnesseth

WHEREAS, Landlord and Tenant entered into a certain Lease dated _________________ (the “Lease”), covering premises described in the Lease (the “Demised Premises”), located on that certain piece, parcel or tract of land commonly known as _______________________________; and

WHEREAS, Lender has made a commercial loan to Landlord in the original principal sum of $_______, plus interest, as evidenced by a certain promissory note (the “Note”) and secured by certain mortgage and assignment of rents and leases (collectively, the “Mortgage”) recorded in the _____________________ Clerk’s Office and other loan documents; and

WHEREAS, to memorialize the relationship between the parties, Landlord, Tenant and Lender desire to enter into this Agreement; and

WHEREAS, Tenant desires to be assured of continued occupancy of the Demised Premises under the terms of the Lease and subject to the terms of the Mortgage;

NOW, THEREFORE, in consideration of the sum of Ten Dollars ($10.00) by each party in hand paid to the other, the receipt of which is hereby acknowledged, to induce the Lender to make said loan and/or continue to extend credit to the Landlord and other valuable consideration, including of the mutual promises, covenants and agreements herein contained, the parties hereto, intending to be legally bound hereby, promise, covenant and agree as follows:

Terms and Conditions

1.The Lease has not been modified or amended, except as follows: __________________________________________________. The Lease is in full force and effect and constitutes a complete statement of the agreements, covenants, terms and conditions under the Lease between Landlord and Tenant with respect to the Demised Premises.  Tenant has not given Landlord any notice of termination under the Lease.

2.The term under the Lease commenced as of _________________, __________, and shall terminate at 11:59 p.m. on ______________________ [or the day immediately prior to the _______________ (____th) anniversary date of the referenced term commencement date], subject to further extension periods as may be permitted under the Lease.

3.The Lease and all estates, options, liens and charges therein contained or created thereunder are and shall be expressly subject and subordinate to the lien and effect of the Mortgage, and to all renewals, modifications, consolidations, replacements and extensions thereof, to the full extent of the principal sum secured thereby and interest thereon, with the same force and effect as if the Mortgage had been executed, delivered and duly recorded, in appropriate Clerk’s Office , prior to the execution and delivery of the Lease.

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4.The annual fixed rent (i.e., net of common area maintenance charges, taxes, etc.)  currently payable under the Lease is $_________________.

5.Except for the security deposit, Tenant has not deposited any monies or instruments to secure any of its agreements or obligations under the Lease and has not paid any rent or any other amounts due under the Lease for periods subsequent to the date hereof.

6.Tenant has no known defenses, offsets or counterclaims against its obligations to pay the Rent or any other charges and to perform its other covenants under the Lease. Except as expressly set forth in the Lease, Tenant is entitled to no allowances, rent abatements, or other concessions.

7.Tenant has _____ (__) unexercised options to extend the Lease for up to successive periods of _______ (__) years each. Except as expressly set forth in the Lease, Tenant does not have any right to lease additional space, reduce the size of the Demised Premises, extend the term of the Lease, terminate the Lease, purchase the Demised Premises or any other rights or options with respect to the Demised Premises.

8.Tenant is in full and complete possession of the Demised Premises, has accepted the Demised Premises pursuant to the terms and provisions of the Lease, is in compliance with the Lease and the Demised Premises are satisfactory for Tenant’s purposes.

9.To the best of Tenant’s knowledge and belief, there are no rental, lease, or similar commissions payable with respect to the Lease, except as may be expressly set forth therein.

10.Tenant is obligated to pay rent to Landlord at the rate set forth in the Lease. Tenant is current with respect to, and is paying the full rent and other charges stipulated in the Lease with no offsets, deductions, defenses or claims known to Tenant as of the date hereof.

11.Tenant has not received any notice from Landlord of any default by Tenant under the Lease that has not been cured, except as follows: ______________________.

12.Tenant has no actual knowledge of any event which, with the giving of notice, the passage of time or both, would constitute a default by Tenant under the Lease, except as follows: ______________________.

13.Tenant has not delivered to Landlord any notice of any default by Landlord under the Lease that has not been cured, except as follows: ______________________.

14.Tenant has no actual knowledge of any event which, with the giving of notice, the passage of time or both, would constitute a default by Landlord under the Lease known to Tenant as of the date hereof, except as follows: ______________________.

15.Tenant has no actual knowledge of any existing defenses or offsets against the enforcement of the Lease known to Tenant as of the date hereof.

16.Tenant has not sublet, transferred, assigned or hypothecated its interest under the Lease, except as follows: ______________________.

17.The respective individuals executing this Agreement on behalf of each party are fully authorized and empowered to do so, and no consent, vote or approval is required which has not been given or taken.

18.Lender and Tenant acknowledge and agree that for so long as: (a) Tenant is not in default in the payment of rent or additional rent or in the performance or observance of any of the other terms, covenants, provisions or conditions of the Lease beyond any applicable notice and cure period, (b) Tenant is not in default under this Agreement beyond any applicable notice and cure period, and

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(c) the Lease is in full force and effect, Lender agrees to the following:  (i) Tenant’s use, possession, and enjoyment of the Premises and Tenant’s rights and privileges under the Lease shall not be diminished or interfered with by Lender for any reason whatsoever during the term of the Lease or any extensions or renewals permitted under the Lease under the terms existing as of the date of this Agreement; and (ii) Lender will not join Tenant as a party defendant in any action or proceeding to foreclose the Mortgage or to enforce any rights or remedies of Lender under the Mortgage which would cut-off, destroy, terminate, or extinguish the Lease under the terms existing as of the date of this Agreement.

After notice is given by the Lender to Tenant that the Mortgage is in default and that the rents under the Lease should be paid to Lender, Tenant will attorn to Lender and pay to Lender, or in accordance with the directions of Lender, all rents and other monies thereafter due and to become due to Landlord under the Lease.  Tenant shall have no responsibility to ascertain whether such demand by Lender is permitted under the Mortgage or any assignment of rents thereunder.  Landlord waives any right, claim or demand it may now or later have against Tenant by reason of such payment to Lender, and any such payment to Lender shall discharge of the obligations of Tenant to make such payment to Landlord.

19.In the event that Lender succeeds to the interest of Landlord under the Lease and/or to title to the Demised Premises, Tenant agrees to attorn to Lender, and Lender and Tenant hereby agree to be bound to one another under all of the terms, covenants and conditions of the Lease; accordingly, from and after such event, Lender and Tenant shall have the same remedies against one another for the breach of an agreement contained in the Lease as Tenant and Landlord had before Lender succeeded to the interest of Landlord; provided, however, that Lender shall not be:

a.	liable for any act or omission of any prior landlord (including the Landlord), including but not limited to monetary damages or injunctive relief; or
b.	subject to any offsets or defenses which Tenant might have against any prior landlord (including the Landlord), except as expressly set forth in the Lease; or
c.	liable for the return of any security deposit unless it actually receives such security deposit; or
d.

bound by the payment (to any prior landlord including the Landlord) of any rent or additional rent intended to cover any period of time more than the lesser of either (i) thirty (30) days, or (ii) two business day from Lender’s delivery of notice to Tenant next following the date on which the Lender succeeds to the interest of Landlord under the Lease and/or to title to the Demised Premises; or

e.	bound by any modification of the Lease unless previously approved in writing by Lender.

Nothing in this paragraph shall be deemed to waive any of Tenant’s rights and remedies against any prior landlord including Landlord.

20.Tenant will not pay to Landlord an installment of rent or additional rent or any part thereof more than one (1) month prior to the due date of such installment.

21.In the event that Lender or any other party acquires title to or the right to possession of the Demised Premises upon the foreclosure of the Mortgage, or upon the sale of the Demised Premises by Lender after foreclosure or acquisition of title in lieu thereof, Tenant agrees not to seek to terminate the Lease by reason thereof, but shall remain bound unto the new owner so long as the new owner agrees to be bound to Tenant under all of the terms, covenants and conditions of the Lease, as provided in this Agreement, and subject to the same provisions contained in this Agreement.

22.If Lender (or its nominee, designee or assignee) shall succeed to the rights of Landlord under the Lease through possession or foreclosure action, delivery of a deed or otherwise, or another person purchases the Premises upon or following foreclosure of the Mortgage, then at the request of Lender (or its nominee or designee) or such purchaser (Lender, its nominee and designees, and such purchaser, each being a “Successor-Landlord”), (i) subject to the terms and conditions of this Agreement, Tenant shall

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attorn to and recognize Successor-Landlord as Tenant’s landlord under the Lease, (ii) Successor-Landlord will accept the attornment of Tenant, and subject to the limitations contained in this Agreement, it will assume and perform all of Landlord's obligations under the Lease, and (iii) Successor-Landlord and Tenant shall each promptly execute and deliver any instrument that the requesting party may reasonably request to evidence the foregoing.

23.Any notice, request, demand, statement or consent made hereunder shall be in writing and shall be sent by registered or certified mail, postage prepaid, return receipt requested, and shall be deemed given when postmarked and addressed as follows:

If to Landlord:

Attn:

If to Lender:

Attn:

With a copy to:

Attn:

If to Tenant:

At the Demised Premises, with a copy sent simultaneously and in like manner to Tenant at:

499 Park Avenue, Suite1200

New York, NY 10022

Attn: Legal

And with an additional copy sent by email to legal@urogen.com

Each party may designate a change of address by notice to the other parties by giving at least five (5) business days before such change of address is to become effective.

25.This Agreement shall bind and inure to the benefit of and be enforceable by the parties hereto and their respective heirs, personal representatives, successors, and assigns.

26.This Agreement contains the entire agreement between the parties on the subject set forth herein and cannot be changed, modified, waived, or cancelled except by an agreement in writing executed by the party against whom enforcement of such modification, change, waiver of cancellation is sought.

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27.THE PARTIES TO THIS AGREEMENT WAIVE TRIAL BY JURY IN CONNECTION WITH ANY AND ALL CLAIMS OR ACTIONS INVOLVING OR ARISING IN CONNECTION THIS AGREEMENT.  THE PARTIES FURTHER AGREE THAT THE PREVAILING PARTY OR PARTIES IN ANY LITIGATION OR OTHER DISPUTE SHALL BE ENTITLED TO RECOVER FROM THE NON-PREVAILING PARTY OR PARTIES ALL LEGAL FEES AND COSTS INCURRED IN CONNECTION WITH A BREACH OF THE TERMS OF THIS AGREEMENT.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date(s) set forth below.

Attest:	LENDER

By:
Name:	Name:
Title:	Title:

Dated:

Attest:	LANDLORD

By:
Name:	Name:
Title:	Title:

Dated:

Attest:	TENANT

By:
Name:	Name:
Title:	Title:

Dated:

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(Lender Acknowledgment)

STATE OF          )

                             ):ss.

COUNTY OF      )

On the _____ day of ____________, in the year ________, before me, the undersigned, a notary public in and for said state, personally appeared ____________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

Notary Public

(Landlord Acknowledgment)

STATE OF          )

                             ):ss.

COUNTY OF      )

On the _____ day of ____________, in the year ________, before me, the undersigned, a notary public in and for said state, personally appeared ____________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

Notary Public

(Tenant Acknowledgment)

STATE OF          )

                             ):ss.

COUNTY OF      )

On the _____ day of ____________, in the year ________, before me, the undersigned, a notary public in and for said state, personally appeared ____________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

Notary Public

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EXHIBIT I

FORM OF LETTER OF CREDIT

Irrevocable Standby Letter of Credit

Issue Date:

Our Reference No.

Applicant:

Beneficiary:

Amount:

Date of Initial Expiration:

We hereby issue this Irrevocable Standby Letter of Credit (the “Letter of Credit”) in favor of Beneficiary, payable in immediately available funds in one or more drafts drawn upon us at sight when accompanied by:

1.	Beneficiary’s statement, signed by an authorized representative of Beneficiary (signing as such), indicating name and title and stating exactly as follows:

“The amount of this draw $_________under Irrevocable Standby Letter of Credit No.______ is being made pursuant to that certain Lease Agreement dated as of ________, between [Name of Beneficiary], a New Jersey general partnership (“Landlord”), as landlord, and [Name of Applicant], a New Jersey limited liability company, (“Tenant”), as tenant for the premises located at [--- Need Address ---] (such Lease Agreement, as amended from time to time, being sometimes hereinafter referred to, collectively, as the “Lease”) and represents funds due to Landlord from Tenant as a result of Tenant’s failure to cure a default (as such term is defined in the Lease) under the Lease after expiration of any applicable notice and cure periods.

Landlord certifies that 1) it mailed the attached notice of default in the manner permitted under the Lease to the Tenant at the notice address for the Tenant set forth in the Lease, and 2) Landlord is authorized to draw upon this Letter of Credit in accordance with the terms and conditions of this Lease”.

2.	Copy of Landlord’s notice of default to Tenant.

Partial draws shall be permitted.

THIS LETTER OF CREDIT IS TRANSFERABLE, BUT ONLY IN ITS ENTIRETY AND MAY BE SUCCESSIVELY TRANSFERRED. TRANSFER OF THIS LETTER OF CREDIT SHALL BE EFFECTED BY US UPON YOUR SUBMISSION OF THIS ORIGINAL LETTER OF CREDIT, INCLUDING ALL ORIGINALS OF AMENDMENTS, IF ANY, ACCOMPANIED BY OUR TRANSFER REQUEST FORM DULY COMPLETED AND EXECUTED. IF YOU WISH TO TRANSFER THE LETTER OF CREDIT, PLEASE CONTACT US TO OBTAIN THE REQUIRED TRANSFER REQUEST FORM AND APPLICABLE CHARGES, IF ANY. IN ANY EVENT, THIS LETTER OF CREDIT MAY NOT BE TRANSFERRED TO ANY PERSON OR ENTITY LISTED IN OR OTHERWISE SUBJECT TO, ANY SANCTION OR EMBARGO UNDER ANY APPLICABLE RESTRICTIONS. ALL CHARGES AND FEES RELATED TO SUCH TRANSFER SHALL BE FOR THE ACCOUNT OF THE APPLICANT.

It is a condition of this Letter of Credit that is shall be automatically extended for additional periods of one (1) year from the date of the initial expiration date of this Letter of Credit set forth above and upon each anniversary of such date, unless at least sixty (60) days prior thereto we send notice to Beneficiary in writing by certified mail, postage prepaid, return receipt requested, or by courier at the above address or such other address as Beneficiary may provide

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to us in writing specifically mentioning the number of this Letter of Credit, for the delivery of notices hereunder, that we elect not to extend this Letter of Credit for such additional one (1) year period.  Following Beneficiary’s receipt of such notice, Beneficiary may draw by presentation of drafts on us at sight within the then applicable expiration date of this Letter of Credit for an amount not to exceed the balance remaining in this Letter of Credit.

All drafts drawn under this Letter of Credit must be marked, “Drawn under JPMorgan Chase Bank, N.A. Letter of Credit No. --------------------“.

Any demand for payment made by Beneficiary shall be presented during business hours on any business day on or prior to the then current expiration date of this Letter of Credit.  All demands for payment shall be deemed to be presented on the date received by us; provided however, that if a demand for payment is actually received on a non-business day or during non-business hours, then it shall be deemed received on the immediately succeeding business day.  “Business day” means any weekday that is not a holiday and on which banking institutions are authorized or required by law to remain open in the State of New Jersey, and a day of which inter-bank payments can be effected on Fedwire System.

We hereby engage and agree with Beneficiary that drafts drawn under and in accordance with the terms of this Letter of Credit will be duly honored by us as provided herein, and at our counters at 10420 Highland Manor Dr., 4th Fl, Tampa, FL 33610, Attn: Standby LC Unit  on or before the expiry date hereof.

We will accept any and all statements and documents made or delivered to us pursuant to this Letter of Credit as conclusive, binding and correct without investigating the truthfulness, accuracy, correctness or validity thereof, and notwithstanding the claim of the Applicant.

This Letter of Credit is subject to the terms and conditions of the International Standby Practices 1998 (ISP98), International Chamber of Commerce Publication No. 590 and the Laws of State of New Jersey.  In the event of a conflict, Laws of State of New Jersey will control without regard to the principles of conflict of Laws.

This Letter of Credit sets for in full the terms of our undertaking and neither such undertaking nor any of the terms of this Letter of Credit may be modified, amended, amplified or limited by reference to any document, instrument or agreement referred to in this Letter of Credit, or by any document, instrument or agreement in which this Letter of Credit is referred to, or to which this Letter of Credit relates, and any such reference shall not be deemed to incorporate in this Letter of Credit by reference any such document, instrument or agreement.

_____________ BANK

By:___________________________________

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EXHIBIT J

LEED CORE & SHELL TENANT LEASE REQUIREMENTS

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EXHIBIT K

HVAC ZONES

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